                                    OFFICE LEASE






                                   by and between



                          WCB II MORE LIMITED PARTNERSHIP,

                                    as Landlord,

                                        and

                            NEWGEN RESULTS CORPORATION,

                                     as Tenant


                                                           APPROVED AS TO
                                                           FORM: /s/ [ILLEGIBLE]
                                                                 ---------------

                                  TABLE OF CONTENTS


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                                                                                      No.
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
SECTION I. TERMS AND DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION II. PROPERTY LEASED. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
       A.   Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
       B.   Common Areas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
       C.   Minor Variations In Area . . . . . . . . . . . . . . . . . . . . . . . . .   2
       D.   [INTENTIONALLY DELETED]. . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION III. COMMENCEMENT OF TERM AND POSSESSION OF
PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
       A.   Lease Commencement Date         SEE ADDENDUM SECTION XXXV.A. . . . . . . .   2
       B.   Completion of Tenant Improvements and Possession of Premises . . . . . . .   3
       C.   Extension of Lease Commencement Date . . . . . . . . . . . . . . . . . . .   3
       D.   Acceptance and Suitability . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION IV. RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
       A.   Monthly Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
       B.   Consumer Price Index Increases . . . . . . . . . . . . . . . . . . . . . .   4
       C.   Rent and Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION V. REIMBURSEMENT OF COMMON EXPENSES. . . . . . . . . . . . . . . . . . . . . .   5
       A.   Definitions               SEE ADDENDUM SECTION XXXV.B. . . . . . . . . . .   5
       B.   Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
       C.   Rebate or Additional Charges . . . . . . . . . . . . . . . . . . . . . . .   7
       D.   Control of Common Areas. . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION VI. SECURITY DEPOSIT                   SEE ADDENDUM SECTION XXXV.C.. . . . . .   7

SECTION VII. TENANT'S TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION VIII. USE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
       A.   Permitted Uses                 SEE ADDENDUM SECTION XXXV.D.(1) . . . . . .   8
       B.   Compliance with Laws           SEE ADDENDUM SECTION XXXV.D.(2) . . . . . .   9
       C.   Hazardous Materials            SEE ADDENDUM SECTION XXXV.D.(3) . . . . . .   9
       D.   Landlord's Rules and Regulations . . . . . . . . . . . . . . . . . . . . .  12
       E.   Traffic and Energy Management. . . . . . . . . . . . . . . . . . . . . . .  12

SECTION IX. SERVICE AND UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       A.   Standard Building Services and Reimbursement by Tenant
            SEE ADDENDUM SECTION XXXV.E. . . . . . . . . . . . . . . . . . . . . . . .  12
       B.   Limitation on Landlord's Obligations . . . . . . . . . . . . . . . . . . .  13
       C.   Excess Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       D.   Security Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION X. MAINTENANCE AND REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       A.   Landlord's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       B.   Tenant's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       C.   Landlord's Right to Make Repairs . . . . . . . . . . . . . . . . . . . . .  14
       D.   Condition of Premises Upon Surrender . . . . . . . . . . . . . . . . . . .  15

SECTION XI. ENTRY BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION XII. ALTERATIONS, ADDITIONS AND TRADE FIXTURES . . . . . . . . . . . . . . . .  15


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SECTION XIII. MECHANIC'S LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION XIV. INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       A.   Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       B.   Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       C.   Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION XV. INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       A.   Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       B.   Limitation on Landlord's Liability; Release of Directors, Officers
            and Partners of Landlord . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION XVI. ASSIGNMENT AND SUBLETTING BY TENANT . . . . . . . . . . . . . . . . . . .  19

SECTION XVII. TRANSFER OF LANDLORD'S INTEREST. . . . . . . . . . . . . . . . . . . . .  22

SECTION XVIII. DAMAGE AND DESTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . .  23
       A. Minor Insured Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       B. Major or Uninsured Damage. . . . . . . . . . . . . . . . . . . . . . . . . .  23
       C. Abatement of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       D. Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION XIX. CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       A.   Total or Partial Taking. . . . . . . . . . . . . . . . . . . . . . . . . .  24
       B.   Award. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       C.   Abatement in Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       D.   Temporary Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       E.   Transfer of Landlord's Interest to Condemnor . . . . . . . . . . . . . . .  25

SECTION XX. DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       A.   Tenant's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       B.   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION XXI. LATE PAYMENTS/INTEREST AND LATE CHARGES . . . . . . . . . . . . . . . . .  28
       A.   Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       B.   Late Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       C.   Consecutive Late Payment of Rent . . . . . . . . . . . . . . . . . . . . .  29
       D.   No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION XXII. [INTENTIONALLY DELETED]. . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION XXIII. HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION XXIV. ATTORNEYS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION XXV. MORTGAGE PROTECTION/SUBORDINATION . . . . . . . . . . . . . . . . . . . .  30
       A.   Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       B.   Attornment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION XXVI. ESTOPPEL CERTIFICATE/FINANCIAL STATEMENTS. . . . . . . . . . . . . . . .  31
       A.   Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       B.   Furnishing of Financial Statements . . . . . . . . . . . . . . . . . . . .  31

SECTION XXVII. PARKING                                  SEE ADDENDUM SECTION XXXV.F. .  32


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SECTION XXVIII. SIGNS; NAME OF BUILDING       SEE ADDENDUM SECTION XXXV.G. . . . . . .  33

SECTION XXIX. QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION XXX. BROKER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION XXXI. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION XXXII. NOTICE AND CURE TO LANDLORD AND MORTGAGEE . . . . . . . . . . . . . . .  34

SECTION XXXIII. GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       A.   Paragraph Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       B.   Incorporation of Prior Agreements; Amendments. . . . . . . . . . . . . . .  34
       C.   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       D.   Short Form or Memorandum of Lease. . . . . . . . . . . . . . . . . . . . .  35
       E.   Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       F.   Examination of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       G.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       H.   Surrender of Lease Not Merger. . . . . . . . . . . . . . . . . . . . . . .  35
       I.   Corporate Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       J.   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       K.   Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       L.   Use of Language. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       M.   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       N.   No Reduction of Rental . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       O.   No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       P.   Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       Q.   Indemnities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       R.   Nondisclosure of Lease Terms . . . . . . . . . . . . . . . . . . . . . . .  37

     SECTION XXXIV. EXECUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

     SECTION XXXIV. ADDENDUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

EXHIBIT A  SITE PLAN FOR THE PROJECT

EXHIBIT B  FLOOR PLAN OF THE PREMISES

EXHIBIT C  CONSTRUCTION WORK LETTER

EXHIBIT D  RENT SCHEDULE

EXHIBIT E  RULES AND REGULATIONS

EXHIBIT F  CONFIRMATION OF LEASE COMMENCEMENT DATE

EXHIBIT G  JANITORIAL SERVICES

EXHIBIT H  FORM OF LETTER OF CREDIT

EXHIBIT I  FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


                                     OFFICE LEASE

THIS LEASE is entered into by and between Landlord and Tenant effective as of this 31st day of July, 1996.

SECTION I. TERMS AND DEFINITIONS

The following terms as used herein shall have the meanings as set forth below:

A. "Landlord" means WCB II MORE LIMITED PARTNERSHIP, a Delaware limited partnership, and its successors and assigns.

B.   "Tenant" means NEWGEN RESULTS CORPORATION, a California corporation.

C. "Building" means Building "B" of the Project, in which the Premises are located, which Building has approximately 53,697 square feet of Rentable Area and is located at 12680 High Bluff Drive in the City of San Diego, California.

D. "Project" means Del Mar Corporate Plaza located at 12670 and 12680 High Bluff Drive in the City of San Diego, California in which Project the Building is located as shown on the site plan attached hereto as EXHIBIT A.

E. "Premises" means suites 300 and 400 located on the third and fourth floors of the Building and consisting, in the aggregate, of approximately Twenty-Seven Thousand Six Hundred Eighty-Nine (27,689) square feet of Rentable Area, as more particularly shown on EXHIBIT B attached hereto and incorporated herein by this reference.

F. "Term" means the five (5) year period commencing on the Lease Commencement Date and expiring on the Expiration Date. SEE ADDENDUM SECTION XXXV.A.

G. "Lease Commencement Date" means the date on which Landlord tenders delivery of the Premises to Tenant with "Landlord's Work" (as defined in EXHIBIT C hereto) therein "Substantially Completed" (as defined in Section III.B. hereto), which is currently estimated to be October 1, 1996; provided, however, that upon determination of the Lease Commencement Date pursuant to
     Section III.C. below, Landlord and Tenant shall execute and attach hereto as a new EXHIBIT F a Confirmation of Lease Commencement Date in the form of EXHIBIT F hereto, which shall specify the Lease Commencement Date and Expiration Date. SEE ADDENDUM SECTION XXXV.A.(1)

H. "Expiration Date" means the day before the fifth (5th) anniversary of the Lease Commencement Date which shall be confirmed in the Confirmation of Lease Commencement Date executed as provided above.

I. "Monthly Rental" means the amounts specified in Section IV. below and in the Rent Schedule attached hereto as EXHIBIT D and incorporated herein.

J. "Base Operating Expense" means the amount of Common Operating Costs (as defined in Section V. below) actually incurred for the period from January 1, 1996 to December 31, 1996 which shall be paid by Landlord and not Tenant. SEE ADDENDUM SECTION XXXV.B.

K.   "Rentable Area" is defined in EXHIBIT D attached hereto.

L. "Security Deposit" means Forty Three Thousand Three Hundred Eighty-Eight and 66/100ths Dollars ($43,388.66). SEE ADDENDUM SECTION XXXV.C.

M.   "Permitted Use" means general office. SEE ADDENDUM SECTION XXXV.D.(1)

N.   "Broker" means Ramsey Commercial Properties.

0. "Landlord's Address for Notice" means c/o Croudace & Dietrich, 5 Park Plaza, Suite 1050, Irvine, California 92714, Attn: Virginia P. Croudace, Esq., with a copy to WCB II More Ltd., 450 Newport Center Drive, Suite 304, Newport Beach, California 92660, Attn: Ronald A. Lack.

P. "Tenant's Address for Notice" means 12680 High Bluff Drive, Suite 300, San Diego, California 92130.

Q. "Tenant's Proportionate Share" for Tenant's reimbursement of Common Operating Costs and other expenses to be pro-rated hereunder means 51.6% which is the quotient obtained by dividing the total number of square feet of Rentable Area in the Building into the total number of square feet of Rentable Area within the Premises.

SECTION II. PROPERTY LEASED

A.   PREMISES

     Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises; reserving to Landlord, however, (a) the use of the exterior walls, roof, return air plenum and the area under the Premises floor and (b) the rights to make structural (building) modifications and the right to install, maintain, use, repair and replace pipes, ducts, conduits, and wires to serve or serving other tenant premises in the Building through the Premises in locations which will not materially interfere with Tenant's use thereof.

B.   COMMON AREAS

     Subject to the terms, covenants and conditions of this Lease, Tenant shall have the right, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, to the non-exclusive use of all of the Common Areas as hereinafter defined.

C.   MINOR VARIATIONS IN AREA

     Subject to the provisions of EXHIBIT D, the Rentable Area of the Premises contained in Section I. is agreed to be the Rentable Area of the Premises regardless of minor variations resulting from construction of the Building and/or tenant improvements.

D.   [INTENTIONALLY DELETED]

SECTION III. COMMENCEMENT OF TERM AND POSSESSION OF PREMISES

A.   LEASE COMMENCEMENT DATE            SEE ADDENDUM SECTION XXXV.A.

     The Term of the Lease shall commence on the Lease Commencement Date (as extended only pursuant to Section III.C. below, if applicable), and shall continue, subject to earlier termination as provided herein, until the Expiration Date (as extended only pursuant to subsection C. below).

B.   COMPLETION OF TENANT IMPROVEMENTS AND POSSESSION OF PREMISES

     Upon execution of this Lease by the parties, Landlord shall proceed to complete the tenant improvements in the Premises described as "Landlord's Work" in the "Construction Work Letter" attached hereto and incorporated herein as EXHIBIT C. At the time such work has been substantially completed in accordance with the Construction Work Letter ("Substantial Completion"), Landlord shall notify Tenant thereof and Tenant shall take possession of the Premises on the Lease Commencement Date. In the event permission is given to Tenant to enter or occupy all or a portion of the Premises prior to the Lease Commencement Date, such occupancy shall be subject to all of the terms and conditions of this Lease. Tenant shall complete all tenant improvements described as "Tenant's Work" in EXHIBIT C hereto on or before the Lease Commencement Date. Any professional fees or costs and expenses incurred by Landlord in reviewing plans and specifications for Tenant's Work shall be applied to the "Tenant Allowance" described in EXHIBIT C hereto and, if the Tenant Allowance is exhausted, shall be paid to Landlord by Tenant upon demand as additional rent. All tenant improvements constructed in the Premises, whether by Landlord or by (or on behalf of) Tenant and whether at Landlord's or Tenant's expense, shall become part of the Premises and shall be and remain the property of Landlord unless Landlord specifically agrees otherwise in writing.

C.   EXTENSION OF LEASE COMMENCEMENT DATE

     If the Premises are not ready for occupancy by Tenant on the estimated Lease Commencement Date specified in Section I. due to one or more delays caused by Landlord or caused by matters beyond the control of Landlord, this Lease and the obligations of Landlord and Tenant hereunder shall nevertheless continue in full force and effect. However, in such event Landlord and Tenant shall agree on an amendment of the original Lease Commencement Date to reflect such delay or delays and shall, in each instance, execute and attach hereto an amendment in the form of that attached as EXHIBIT F hereto stating such amended Lease Commencement Date and confirming the Expiration Date and no rental shall be payable by Tenant hereunder until the amended Lease Commencement Date. The delay in commencement of the Term and in the accrual of rent described in the foregoing sentence shall constitute full settlement of all claims that Tenant might otherwise have by reason of the Premises not being ready for occupancy on the originally estimated Lease Commencement Date. Notwithstanding the foregoing sentence, in the event the Lease Commencement Date fails to occur, subject to force majeure (as described in Section XXXIII.K. below) and Tenant delay, on or before the "Termination Date" (as defined herein), then Tenant shall have the right, exercised by written notice to Tenant given, if at all, in the twenty (20) day period after the Termination Date and prior to Substantial Completion of Landlord's Work, to terminate this Lease. As used herein the term "Termination Date" means December 1, 1996 as extended (i.e., moved later in time) one day for each day (a) of Tenant delay and/or force majeure and (b) from and after July 1, 1996 and execution by Tenant and delivery to Landlord of this Lease, in the exact form distributed by Landlord for execution, together with all other items required to be delivered by Tenant hereunder concurrently with the execution and delivery of this Lease.

     If the Premises are not ready for occupancy by Tenant on the Lease Commencement Date due to one or more delays caused by Tenant, or anyone acting under or for Tenant, Landlord shall have no liability for such delay and the Lease Commencement Date shall nevertheless begin as of the estimated Lease Commencement Date stated in Section I. (as extended only because of Landlord's delay pursuant to this subsection C., if applicable).

D.   ACCEPTANCE AND SUITABILITY

     Within twenty (20) days following the date Tenant takes possession of the Premises, Tenant may provide Landlord with a "punch list" which sets forth any itemization of any corrective work to be performed by Landlord with respect to the Landlord's Work as set forth in the Construction Work Letter; provided, however, that Tenant's obligation to pay Monthly Rental as provided below shall not be affected thereby. If Tenant fails to submit such "punch list" to Landlord within such twenty (20) day period, Tenant agrees that by taking possession of the Premises it will conclusively be deemed to have inspected the same and found the same in satisfactory condition. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation with respect to the Premises or the Project, or with respect to the suitability of them for the conduct of Tenant's business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Premises or Project, except as specifically provided in this Lease.

     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY, FITNESS OR SUITABILITY FOR PURPOSE, OR THAT THE BUILDING OR THE IMPROVEMENTS IN THE PREMISES HAVE BEEN CONSTRUCTED IN A GOOD AND WORKMANLIKE MANNER. TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD DID NOT CONSTRUCT OR APPROVE THE QUALITY OF CONSTRUCTION OF THE BUILDING.


     /s/ [ILLEGIBLE]
     ----------------------
     Tenant's Initials

SECTION IV. RENT

A.   MONTHLY RENTAL

     Commencing on the Lease Commencement Date (subject, however, to any modifications or adjustments specified hereinbelow and/or in the "Rent Schedule" attached hereto as EXHIBIT D) Tenant shall pay to Landlord during the Term, rental for the entire Term in the total amount as set forth in EXHIBIT D payable in monthly installments (the "Monthly Rental") in the amount set forth in EXHIBIT D, which sum shall be payable by Tenant on or before the first day of each month, in advance, without further notice, at the address specified for Landlord in Section I., or such other place as Landlord shall designate, without any prior demand therefor and without any abatement, deduction or setoff whatsoever. Monthly Rental for the first full month of the Term when rental is due shall be paid upon the execution hereof. If the Lease Commencement
     Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the rental for such fractional month shall be prorated on a daily basis upon a thirty (30) day calendar month.

B.   [Paragraph Deleted]

C.   RENT AND ADDITIONAL RENT

     As used in this Lease, the term "rent" shall mean Monthly Rental and additional rent, and the term "additional rent" shall mean all other amounts payable by Tenant to Landlord pursuant to this Lease other than Monthly Rental, including without limitation, Tenant's Proportionate Share of Common Operating Costs in excess of the Base Operating Expense. All Monthly Rental and additional rent shall be paid in lawful money of the United States which shall be legal tender at the time of payment. Where no other time is stated herein for payment, payment of any amount payable from Tenant to Landlord hereunder shall be due, and made, within ten (10) days after Tenant's receipt of Landlord's invoice or statement therefor.

SECTION V. REIMBURSEMENT OF COMMON EXPENSES

A.   DEFINITIONS                                  SEE ADDENDUM SECTION XXXV.B.

     (1) "Common Areas" means all areas, space, equipment and special services provided by Landlord for the common or joint use and benefit of the tenants, their employees, agents, servants, suppliers, customers and other invitees, including, by way of illustration, but not limitation, retaining walls, fences, landscaped areas, parks, curbs, sidewalks, private roads, restrooms, stairways, elevators, private lobbies, hallways, patios, service quarters, parking areas, all common areas and other areas within the exterior of the Building and in the Project or as shown on the site plan attached to this Lease as EXHIBIT A.

     (2) "Taxes" shall mean all real property taxes, personal property taxes, improvement bonds, and other charges and assessments which are levied or assessed upon or with respect to the Building and Project and the land on which the Building and Project are located and any improvements, fixtures and equipment and all other property of Landlord, real or personal, located in the Building and Project and used in connection with the operation of the Building and Project and the land on which the Building and Project are located, including any increase in such taxes, whether resulting from a reassessment of the value of the land, the Building or the Project, personal property, or for any other reason, imposed by any governmental authority, and any tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and any license fees, commercial rental tax, or other tax upon Landlord's business of leasing the Building and the Project, but shall not include any federal or state income tax, or any franchise, capital stock, estate, inheritance, succession, transfer and excess profit taxes imposed upon Landlord, and shall also include any tax consultant fee or other costs incurred by Landlord to review or contest any tax assessed against the Premises, Building or Project.

     (3) "Common Operating Costs" shall mean the aggregate of all costs and expenses payable by Landlord in connection with the operation and maintenance of the Premises, Building, Project, and Common Areas, including, but not limited to, (a) the cost of landscaping, repaving, resurfacing, repairing, replacing, painting, lighting, cleaning, removing trash, janitorial services, security services and other similar items; (b) the total cost of compensation and benefits of personnel to implement the services referenced herein; (c) all Taxes;
          (d) the cost of any insurance obtained by Landlord in connection with the Building and Project, including, but not limited to, the insurance required to be obtained by Landlord pursuant to this Lease; (e) the cost of operating, repairing and maintaining life, safety, and access systems, including, without limitation, sprinkler systems; (f) the cost of monitoring services, if provided by Landlord, including, without limitation, any monitoring or control devices used by Landlord in regulating the parking areas; (g) the cost of water, electricity, gas and any other utilities; (h) legal, accounting and consulting fees and expenses; (i) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance and repair of the Premises, Project, Building or Common Areas; (j) energy allocation, energy use surcharges or environmental charges; (k) expenditures made, and costs, fees, assessments and other charges paid, by Landlord in connection with traffic or energy management programs applicable to the Project or in connection with Landlord's compliance with laws or other governmental requirements; (l) municipal inspection fees or charges; (m) any other costs or expenses incurred by Landlord under this Lease which are not otherwise reimbursed directly by tenants; (n) the amount charged by any management firm (who may be an affiliate of Landlord) contracted by Landlord to provide any or all of the foregoing services; and (o) any fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners' association pertaining to the Building and/or the Project. The computation of Common Operating Costs shall be made in accordance with generally accepted accounting principles.

     (4) In the event during all or any portion of any calendar year (including the base year) the Building is not at least ninety-five percent (95%) rented and occupied, Landlord shall make an appropriate adjustment to the Common Operating Costs for such year, employing sound accounting and management principles, to determine the Common Operating Costs that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) rented and occupied and the amount so determined shall be deemed to have been the Common Operating Costs for such year.

B.   REIMBURSEMENT  SEE ADDENDUM SECTION XXXV.B.(2)

     Within a reasonable time before the commencement of each calendar year during the Term, Landlord shall deliver to Tenant a reasonable estimate of the anticipated Common Operating Costs for the forthcoming calendar year. Tenant shall pay to Landlord, as additional rental, commencing on January 1, 1997, and continuing on the first day of each calendar month thereafter, an amount equal to one-twelfth (1/12th) of the product obtained by multiplying (1) the remainder of the then estimated Common Operating Costs less the Base Operating Expense paid by Landlord, times (2) Tenant's Proportionate Share; provided, however, that such amount shall not be less than zero dollars ($0). The estimated monthly charge for Tenant's Proportionate Share may be adjusted periodically by Landlord during the calendar year on the basis of Landlord's reasonably anticipated costs. Any expenditure by Landlord (e.g. resurfacing of parking areas, painting buildings, refurbishing landscaping or walkways and similar items) during the year which was not included in determining the estimated Common Operating Costs, may be billed separately to Tenant according to Tenant's Proportionate Share.

C.   REBATE OR ADDITIONAL CHARGES  SEE ADDENDUM SECTION XXXV.B.(2)

     Within a reasonable time after the end of each calendar year, Landlord shall furnish to Tenant a statement (each, an "Annual Statement") showing the total Common Operating Costs and Tenant's Proportionate Share of the Common Operating Costs less the Base Operating Expense for the calendar year just ended. Tenant shall have the right, by written notice to Landlord given within thirty (30) days after receipt of an Annual Statement, to protest specific items on the most recent Annual Statement; to be effective, Tenant's notice must state with specificity the item(s) to which Tenant objects, for which Landlord shall provide reasonable backup documentation at Tenant's sole cost and expense. Tenant's failure to object to an Annual Statement as, when and in the manner provided in the preceding sentence shall render such Annual Statement binding on Tenant. Any objections raised by Tenant in Tenant's notice must be resolved within sixty (60) days after the same are raised, unless Landlord agrees otherwise in writing. If the amount of estimated Common Operating Costs less the Base Operating Expense paid by Tenant for any year during the Term exceeds the actual Common Operating Costs less the Base Operating Expense for such year, Landlord shall apply any amounts due to Tenant hereunder to any outstanding amounts due or amounts next coming due from Tenant to Landlord. If the estimated Common Operating Costs less the Base Operating Expense for such year are less than the actual Common Operating Costs less the Base Operating Expense for such year, then Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt of the Annual Statement as additional rent, Tenant's Proportionate Share of the difference between the amount of actual Common Operating Costs in excess of the Base Operating Expense and the amount of estimated Common Operating Costs in excess of the Base Operating Expense. In the event the Term of this Lease expires, or this Lease is otherwise terminated, Landlord shall compute and prorate the credit or deficiency up to the date the Lease expired or was terminated and may apply any credit due Tenant to any outstanding amounts due by Tenant hereunder at that time and, at the end of the Lease, so long as Tenant is not then in default, shall refund any excess to Tenant.

D.   CONTROL OF COMMON AREAS

     Landlord shall have the sole and exclusive control of the Common Areas, as well as the right to make changes to the Common Areas. Notwithstanding the preceding sentence, Landlord is not responsible for any harm or damage to any of Tenant's officers, agents, or employees as a result of their use of the Common Areas. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Areas by unauthorized persons, (b) utilize from time to time any portion of the Common Areas for promotional and related matters, (c) temporarily close any portion of the Common Areas for repairs, improvements or alterations, (d) change the shape and size of the Common Areas or change the location of improvements within the Common Areas, including, without limitation, parking areas, roadways and curb cuts, and (e) prohibit access to or use of Common Areas that are designated for the storage of supplies or operation of equipment necessary to operate the Project or Building. Landlord may determine the nature, size and extent of the Common Areas as well as make changes to the Common Areas from time to time which, in its opinion, are deemed desirable.

SECTION VI. SECURITY DEPOSIT                 SEE ADDENDUM SECTION XXXV.C.

Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit defined in Section I. above, which shall be held by Landlord as security for the performance by Tenant of all terms, covenants and conditions of this Lease. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent or the obligation to repair and maintain the Premises or to perform any other term, covenant or condition contained herein,

Landlord may (but shall not be required to), without prejudice to any other remedy provided herein or provided by law and without notice to Tenant, use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equivalent to the portion of the Security Deposit so expended or applied by Landlord as provided in this paragraph so as to maintain the Security Deposit in the sum initially deposited with Landlord. In addition, upon any increase in Monthly Rental due hereunder, Tenant shall promptly deposit with Landlord additional money as an additional security deposit such that the amount of the Security Deposit shall at all times be equal to the then-current Monthly Rental due hereunder. Although the Security Deposit shall be deemed the property of Landlord, if Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds and Landlord, not Tenant, shall be entitled to all interest, if any, accruing on any such deposit. Upon any sale or transfer of its interest in the Building, Landlord shall transfer the Security Deposit to its successor in interest and thereupon, Landlord shall be released from any liability or obligation with respect thereto.

SECTION VII. TENANT'S TAXES

To the extent not covered as a Common Operating Cost, Tenant shall be liable for any tax (now or hereafter imposed by any governmental entity) applicable to or measured by or on the rents or any other charges payable by Tenant under this Lease, including (but not limited to) any gross income tax, gross receipts tax or excise tax with respect to the receipt of such rent or other charges or the possession, leasing or operation, use or occupancy of the Premises, but not including any net income, franchise, capital stock, estate or inheritance taxes. If any such tax is required to be paid to the governmental taxing entity directly by Landlord, then Landlord shall pay the amount due and, upon demand, shall be fully reimbursed by Tenant for such payment.

Tenant shall also be liable for all taxes levied against the leasehold held by Tenant or against any personal property, leasehold improvements, additions, alterations and fixtures placed by or for Tenant in, on or about the Premises, Building and Project or constructed by Landlord for Tenant in the Premises; and if any such taxes are levied against Landlord or Landlord's property, or if the assessed value of such property is increased (whether by special assessment or otherwise) by the inclusion therein of value placed on such leasehold, personal property, leasehold improvements, additions, alterations and fixtures, and Landlord pays any such taxes (which Landlord shall have the right to do regardless of the validity thereof), Tenant, upon demand, shall fully reimburse Landlord for the taxes so paid by Landlord or for the proportion of such taxes resulting from such increase in any assessment.

SECTION VIII. USE OF PREMISES

A.   PERMITTED USES                          SEE ADDENDUM SECTION XXXV.D.(1)

     Tenant shall use the Premises and Common Areas solely for the Permitted Use specified in subsection I.M. above, and for no other use, and under the name specified in subsection I.B. above. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for any such use. Tenant shall not do or permit anything to be done in or about the Premises, Common Areas, Building or Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises and Common Areas or permit any odors to emanate from the Premises and intrude upon the Common Areas or the premises of other tenants. Tenant shall not commit or suffer to be committed any waste in or upon the Premises, Common Areas, Building or Project. Tenant shall not do or permit anything to be done in or about the Premises, Common Areas, Building or Project which may render the insurance thereon void or increase the insurance risk thereon. If an increase in any fire and extended coverage insurance premiums paid by Landlord for the Building and Project is caused by Tenant's use and occupancy of the Premises, then Tenant shall pay as additional rental the amount of such increase to Landlord.

B.   COMPLIANCE WITH LAWS                      SEE ADDENDUM SECTION XXXV.D.(2)

     Tenant shall not use the Premises, Building, Project or Common Areas in any way (or permit or suffer anything to be done in or about the same) which will conflict with any law, statute, ordinance or governmental rule or regulation or any covenant, condition or restriction (whether or not of public record) affecting the Premises, Project or Building, now in force or which may hereafter be enacted or promulgated including, but not limited to, the provisions of any city or county zoning codes regulating the use thereof. Tenant shall, at its sole cost and expense, promptly comply with
     (a) all laws, statutes, ordinances and governmental rules and regulations, now in force or which may hereafter be in force, applicable to Tenant or its use of or business or operations in the Premises, (b) all covenants, conditions and restrictions, now in force or which may hereafter be in force, which affect the Premises, and (c) all requirements, now in force or which may hereafter be in force, of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, Building or Project. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, governmental rule or regulation or any requirement, covenant, condition or restriction shall be conclusive of the fact as between Landlord and Tenant. Tenant agrees to fully indemnify Landlord against any liability, claims or damages arising as a result of a breach of the provisions of this subsection by Tenant, and against all costs, expenses, fines or other charges arising therefrom, including, without limitation, reasonable attorneys' fees and related costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or earlier termination of this Lease. Without limiting the generality of the foregoing, it is expressly understood and agreed that, subject to performance by Landlord of Landlord's Work described in EXHIBIT C hereto, Tenant is accepting the Premises "AS IS," in its present state and condition, without any representations or warranties from Landlord of any kind whatsoever, either express or implied, with respect to the Premises or the Building, including without limitation the compliance of the Premises or the Building with The Americans With Disabilities Act and the rules and regulations promulgated thereunder, as amended from time to time (the "ADA"). Except as otherwise provided for in EXHIBIT C hereto, if Tenant's use of the Premises or operations therein cause Landlord to incur any obligation under the ADA, as reasonably determined by Landlord, then Tenant shall reimburse Landlord for Landlord's costs and expenses in connection therewith. If Tenant's initial use of the Premises is not a "place of public accommodation" within the meaning of the ADA, then Tenant may not thereafter change the use of the Premises to cause the Premises to become a "place of public accommodation." In the event that Tenant desires or is required hereby to make Alterations (as defined below) to the Premises in order to satisfy its obligations under the ADA, then all such Alterations shall be subject to any requirements in the Lease with respect to Alterations of the Premises, and shall be performed at Tenant's sole cost and expense. Except for Alterations to the Premises, Tenant shall have no right whatsoever to make any alterations or modifications to any portion of the Building or its appurtenant facilities. Tenant shall be responsible for insuring that the Premises and Tenant's use thereof and operations therein fully and completely comply with the ADA.

C.   HAZARDOUS MATERIALS                     SEE ADDENDUM SECTION XXXV.D.(3)

     Tenant covenants and agrees that it shall not cause or permit any Hazardous Material (as defined below) to be brought upon, kept, or used in or about the Premises, Building or Project by Tenant, its agents, employees, contractors or invitees. The foregoing covenant shall not extend to substances typically found or used in general office applications so long as (i) such substances and any equipment which generates such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor, (iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances and any equipment which generates such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease. Any use, storage, generation, disposal, release or discharge by Tenant of Hazardous Materials in or about the Project as is permitted pursuant to this subsection C. shall be carried out in compliance with all applicable federal, state and local laws, ordinances, rules and regulations. Moreover, no hazardous waste resulting from any operations by Tenant shall be stored or maintained by Tenant in or about the Project for more than ninety (90) days prior to removal by Tenant. Tenant shall, annually within thirty (30) days after Tenant's receipt of Landlord's written request therefor, provide to Landlord a written list identifying any Hazardous Materials then maintained by Tenant in the Project, the use of each such Hazardous Material and the approximate quantity of each such Hazardous Material so maintained by Tenant, together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Project.

     In the event that Tenant proposes to conduct any use or to operate any equipment which will or may utilize or generate a Hazardous Material other than as specified in the first paragraph of this subsection, Tenant shall first in writing submit such use or equipment to Landlord for approval. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this subsection, including the removal, clean-up and indemnification obligations imposed upon Tenant by this subsection. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Material in or about the Premises or the Project and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Project. In the event that Tenant is required to maintain any Hazardous Materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal or revocation thereof and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with the two immediately preceding sentences shall not relieve Tenant of any other obligation of Tenant pursuant to this subsection.

     Upon any violation of the foregoing covenants, Tenant shall be obligated, at Tenant's sole cost, to clean-up and remove from the Project all Hazardous Materials introduced into the Project by Tenant or any person or entity for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Section XI. shall include the right to enter and inspect the Premises for violations of Tenant's covenants herein.

     Tenant shall indemnify, defend and hold harmless Landlord, its partners, and its and their successors, assigns, partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (A) the introduction into or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Materials, (B) the usage, storage, maintenance, generation, disposition or disposal by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, (C) the discharge or release in or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Materials, (D) any injury to or death of persons or damage to or destruction of property resulting from the use, introduction, maintenance, storage, generation, disposal, disposition, release or discharge by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, and
     (E) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants of this subsection.

     Upon any violation of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those set forth in Section XX. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option, (I) immediately terminate this Lease or (II) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant notwithstanding any earlier expiration date of the term of this Lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this subsection.

     As used in this subsection, "Hazardous Materials" is used in its broadest sense and shall include any petroleum based products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as hazardous or toxic, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance affecting the Premises, Building or Project presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time, including but not limited to the statutes listed below:

          Resource Conservation and Recovery Act of 1976, 42 U.S.C.
          Section 6901 ET SEQ.

          Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ:

          Clean Air Act, 42 U.S.C. Sections 7401-7626.

          Water Pollution Control Act (Clean Water Act of 1977), 33 U.S.C.
          Section 1251 ET SEQ.

          Insecticide, Fungicide, and Rodenticide Act (Pesticide Act of 1987), 7 U.S.C. 135 ET SEQ.

          Toxic Substances Control Act, 15 U.S.C., Section 2601 ET SEQ.

          Safe Drinking Water Act, 42 U.S.C. Section 300(f) ET SEQ.

          National Environmental Policy Act (NEPA) 42 U.S.C.
          Section 4321 ET SEQ.

          Refuse Act of 1899, 33 U.S.C. Section 407 ET SEQ.

          California Health and Safety Code Section 25316 ET SEQ.

     By its signature to this Lease, Tenant confirms that it has had an opportunity to conduct its own examination of the Premises and the Project with respect to Hazardous Materials and accepts the same "AS IS" and with no Hazardous Materials present thereon except as reflected in the Report (as defined in Addendum Section XXXV.D.(3)) provided to Tenant.

     Tenant acknowledges that incorporation of any material containing asbestos into the Premises is absolutely prohibited. Tenant agrees, represents and warrants that it shall not incorporate or permit or suffer to be incorporated, knowingly or unknowingly, any material containing asbestos into the Premises.

D.   LANDLORD'S RULES AND REGULATIONS

     Tenant shall, and Tenant agrees to cause its agents, servants, employees, invitees and licensees to, observe and comply fully and faithfully with the rules and regulations attached hereto as EXHIBIT E or such rules and regulations which may hereafter be adopted by Landlord (the "Rules") for the care, protection, cleanliness, and operation of the Premises, Building and Project, and any modifications or additions to the Rules adopted by Landlord, provided that, Landlord shall give written notice thereof to Tenant. Landlord shall not be responsible to Tenant for failure of any other tenant or occupant of the Building or Project to observe or comply with any of the Rules.

E.   TRAFFIC AND ENERGY MANAGEMENT

     Landlord and Tenant agree to cooperate and use their best efforts to participate in governmentally mandated or voluntary traffic management programs generally applicable to businesses located in the area in which the Project is situated or to the Project and, initially, shall encourage and support van and car pooling by employees and shall encourage and support staggered and flexible working hours for employees to the fullest extent permitted by the requirements of Tenant's business. Neither this subsection nor any other provision in this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

     Landlord and Tenant agree to cooperate and use their best efforts to comply with any and all guidelines or controls imposed upon either Landlord or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management.

     Any costs, fees, fines or other levies assessed against Landlord as the result of failure of Tenant to comply with this subsection shall be reimbursed by Tenant to Landlord as additional rent.

SECTION IX. SERVICE AND UTILITIES

A.   STANDARD BUILDING SERVICES AND REIMBURSEMENT BY TENANT      SEE ADDENDUM
                                                               SECTION XXXV.E.

     So long as Tenant is not in default hereunder (including any default of a type described in clauses (4) - (6) of Section XX.A. below), Landlord agrees to make available to the Premises, during the Building's normal business hours of 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. and 1:00 p.m. on Saturday (holidays excepted), which hours are subject to change from time to time as reasonably determined by Landlord, such heat and air conditioning (hereinafter "HVAC"), water and electricity, as may be required in Landlord's judgment for the comfortable use and occupation of the Premises for general office purposes and at a level which is usual and customary in similar office buildings in the area where the Project is located, all of which shall be subject to the Rules of the Building as well as any governmental requirements or standards relating to, among other things, energy conservation. Tenant agrees to pay, as a Common Operating Cost in accordance with Section V. above, Tenant's Proportionate Share in excess of the Base Operating Expense of the full cost of all utilities supplied to the Premises, together with any taxes thereon; provided, however, if any such service or utilities are separately metered to the Premises, Tenant shall pay the cost thereof in a timely manner directly to the utility company providing such service.

     Tenant's obligations in this Section regarding utilities include, but are not limited to, initial connection charges, all charges for gas, water and electricity used on the Premises, and for all electric light lamps or tubes. If any such utility or service is not separately metered to the Premises, Tenant shall be required to pay any increased cost, as additional rent, of any such utility and service, including without limitation water, electricity and HVAC, resulting from any use of the Premises at any time other than the schedule of normal business hours for providing such utilities and services as reasonably determined by Landlord or any unusual or non-customary use beyond that which Landlord has agreed to make available as described above, or resulting from special electrical, cooling and ventilating needs created in certain areas by telephone equipment, computers and other similar equipment or uses. If the Building is designed for individual tenant operation of the HVAC, Tenant agrees to pay the cost of operating the HVAC at any time other than the schedule of hours for providing the same set forth above, which cost may include the operation of the HVAC for space located outside the Premises when such space is serviced concurrently with the operation of the HVAC for the benefit of the Premises.

B.   LIMITATION ON LANDLORD'S OBLIGATIONS

     Landlord shall not be in breach of its obligations under this Section unless Landlord fails to make any repairs or perform maintenance which it is obligated to perform hereunder and such failure persists for an unreasonable time after written notice of a need for such repairs or maintenance is given to Landlord by Tenant. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, brownouts, blackouts, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, nor shall such failure under such circumstances be construed as a constructive or actual eviction of Tenant. Landlord shall not be liable under any circumstances for loss or injury to property or business, however occurring, through or in connection with or incidental to Landlord's failure to furnish any of said service or utilities.

C.   EXCESS SERVICE

     Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines or machines using in excess of one hundred twenty (120) volts, except for the two hundred twenty (220) volt usage reflected on the Working Drawings approved by Landlord, or which consumes more electricity than is usually furnished or supplied for the Permitted Use of the Premises, as determined by Landlord. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of the Premises (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse in the event the same would require a system upgrade or exceed available Building capacity (assuming full occupancy of the Building). The excess cost (including any penalties imposed by third parties such as utility companies for excess usage) for such water and electric current shall be established by an estimate made by a utility company or independent engineer hired by Landlord at Tenant's expense and Tenant shall pay such excess costs each month with the Monthly Rental. All costs and expenses of modifying existing equipment, cables, lines, etc. or installing additional equipment, cables, lines, etc. to accommodate such excess usage or use by Tenant of such apparatus or device shall be borne by Tenant.

D.   SECURITY SERVICES

     Certain security measures (both by electronic equipment and personnel) may be provided by Landlord in connection with the Building and Common Areas. However, Tenant hereby acknowledges that such security is intended to be only for the benefit of the

     Landlord in protecting its property from fire, theft, vandalism and similar perils and while certain incidental benefits may accrue to the Tenant therefrom, such security is not for the purpose of protecting either the property of Tenant or the safety of its officers, employees, servants or invitees. By providing such security, Landlord assumes no obligation to Tenant and shall have no liability arising therefrom. If, as a result of Tenant's occupancy of the Premises, Landlord in its sole discretion determines that it is necessary to provide security or implement additional security measures or devices in or about the Building or the Common Areas, Tenant shall be required to pay, as additional rent, the cost or increased cost, as the case may be, of such security.

SECTION X. MAINTENANCE AND REPAIRS

A.   LANDLORD'S

     Except for special or non-standard systems and equipment installed for Tenant's exclusive use, Landlord shall keep in good condition and repair, at Landlord's initial cost and expense subject to reimbursement by Tenant of Tenant's Proportionate Share of such cost and expense, heating, ventilating and air conditioning systems which service the Premises as well as other premises within the Building, the foundations, exterior walls, structural condition of interior bearing walls and roof of the Premises, interior walls, interior surfaces of exterior walls, ceilings, windows, doors, cabinets, draperies, electrical and lighting facilities within the Premises, window coverings, carpeting and other floor coverings, plate glass and skylights located within the Premises and the Building, as well as the parking lots, walkways, driveways, landscaping, fences, signs, and utility installations of the Project. Janitorial services to the Premises shall initially be provided as described in EXHIBIT G. which specifications are subject to change from time to time in the reasonable discretion of Landlord. Landlord shall not be required to make any repairs that are the obligation of any other tenant or occupant within the Building or Project or repairs for damage caused by any negligent or intentional act or omission of Tenant or any person claiming through or under Tenant or any of Tenant's employees, suppliers, shippers, customers or invitees, in which event Tenant shall repair such damage at its sole cost and expense. Tenant hereby waives and releases its right to make repairs at Landlord's expense under any law, statute, ordinance, rules and regulations now or hereafter in effect in any jurisdiction in which the Project is located.

B.   TENANT'S OBLIGATIONS

     Tenant shall, at its sole cost and expense, make all repairs and replacements as and when Landlord deems reasonably necessary to preserve in good working order and condition any special or supplementary heating, ventilating and air conditioning systems located within the Premises and installed for the exclusive use of the Premises, Tenant's cabling and telephone lines and all other non-standard utility facilities and systems exclusively serving the Premises, and all of Tenant's trade fixtures located within the Premises. Tenant shall not commit or permit any waste in or about the Premises, the Building or the Project. Tenant shall, at its sole cost and expense, make all repairs to the Premises, Building and Project which are required, in the reasonable opinion of Landlord, as a result of any misuse, neglect, negligent or intentional act or omission committed or permitted by Tenant or by any subtenant, agent, employee, supplier, shipper, customer, invitee or servant of Tenant.

C.   LANDLORD'S RIGHT TO MAKE REPAIRS

     In the event that Tenant fails to maintain the Premises, Building or Project in good and sanitary order, condition and repair as required by this Lease, then, following written notification to Tenant (except in the cue of an emergency, in which case no prior notification shall be required), Landlord shall have the right, but not the obligation, to enter the Premises and to do such acts and expend such funds at the expense of Tenant as are required to place the Premises, Building and Project in good, safe and sanitary order, condition and repair. Any amount so expended by Landlord shall be paid by Tenant promptly upon demand as additional rent.

D.   CONDITION OF PREMISES UPON SURRENDER

     Except as otherwise provided in this Lease, Tenant shall, upon the expiration or earlier termination of the Term, surrender the Premises to Landlord in the same condition as on the date Tenant took possession, reasonable wear and tear excepted. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, shall be and remain the property of Landlord unless Landlord specifically agrees otherwise in writing. Any furnishings and personal property of Tenant located in the Premises, whether the property of Tenant or leased by Tenant (including the fixtures, improvements and other items agreed, in writing, by Landlord to belong to the Tenant as provided in the preceding sentence and all data, telephone or other cabling or wiring installed by or on behalf of Tenant in the Premises, including the plenum area above the ceiling of the Premises), shall be and remain the property of Tenant and shall be removed by Tenant at Tenant's sole cost and expense at the expiration of the Term. Tenant Shall promptly repair any damage to the Premises or the Building resulting from such removal. Any of Tenant's property not removed from the Premises prior to the expiration of the Term shall, at Landlord's option, either become the property of Landlord or may be removed by Landlord and Tenant shall pay to Landlord the cost of such removal within ten (10) days after delivery of a bill therefor or Landlord, at its option, may deduct such amount from the Security Deposit. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment, shall be repaired by Tenant at Tenant's expense.

SECTION XI. ENTRY BY LANDLORD

Landlord reserves and shall at any and all times have the right to enter the Premises at reasonable times to inspect the same to determine whether Tenant is complying with its obligations hereunder; to supply janitorial service and any other service to be provided by Landlord hereunder; and, upon reasonable notice to Tenant, may exhibit the Premises to prospective purchasers, mortgagees or prospective tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building and Project, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures that are reasonably required by the character of the work to be performed by Landlord, provided that the business of Tenant shall not be interfered with unreasonably. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in the event of an emergency. Any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

SECTION XII. ALTERATIONS, ADDITIONS AND TRADE FIXTURES

Tenant shall not make any alterations, additions or improvements to the Premises, or any part thereof, whether structural or nonstructural (hereafter "Alterations"), without Landlord's prior written consent; provided, however, that Tenant may, without Landlord's prior consent but subject to the remaining terms and conditions of this Section XII., make cosmetic, non-structural Alterations to the Premises which (a) do not affect the Building systems or the traffic flow within the Premises, (b) are consistent with the Tenant Improvements, (c) do not, in any respect, increase the capacity of density of or work stations within the Premises and (d) cost, in the aggregate over a twelve (12) month period, less than Five Thousand Dollars ($5,000.00). In order to obtain Landlord's preliminary consent where required to be obtained hereunder, which preliminary consent may be given or denied in Landlord's sole discretion, Tenant shall submit such information as Landlord may require, including without limitation plans and specifications for the Alterations. Any professional fees or other costs and expenses incurred by Landlord in reviewing such plans and specifications shall be paid to Landlord by Tenant as additional rent upon demand. After Landlord gives preliminary consent (where required), in order to obtain Landlord's final consent (which is required whenever Landlord's preliminary consent is required to be obtained, and which consent may not be unreasonably withheld, Tenant shall submit (i) permits, licenses, bonds, and the construction contract, all in conformance with the plans and specifications preliminarily approved by Landlord; (ii) evidence of insurance coverage in such types and amounts and from such insurers as Landlord deems satisfactory; and (iii) such other information as Landlord deems reasonably necessary. The construction contract shall, at a minimum, require the general contractor and all subcontractors to obey the rules and regulations of the Building and Project. All Alterations shall be done in a good workmanlike manner by qualified and licensed contractors or mechanics, as approved by Landlord. In no event shall any Alterations affect the structure of the Building or its exterior appearance. All Alterations made by or for Tenant (other than Tenant's moveable trade fixtures), shall, unless Landlord expressly requires or agrees otherwise in writing, immediately become the property of Landlord, without compensation to Tenant, but Landlord has no obligation to repair, maintain or insure those Alterations. Carpeting, shelving and cabinetry are considered improvements of the Premises and not movable trade fixtures, regardless of how or where affixed. No Alterations will be removed by Tenant from the Premises either during or at the expiration or earlier termination of the Term, and they shall be surrendered as a part of the Premises unless Landlord has required that Tenant remove them. At Landlord's discretion, Alterations are subject to removal by Tenant and at Tenant's sole cost and expense. Upon any such removal, Tenant shall repair any damage caused to the Premises thereby, and shall return the Premises to the condition they were in prior to installation of such Alterations so removed. Tenant shall indemnify, defend and keep Landlord free and harmless from and against all liability, loss, damage, cost, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's liens and to insure completion of the work. Landlord shall have the right at all times to post on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and the Project, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord written notice of the commencement of any construction in or on the Premises at least thirty (30) business days prior thereto. Prior to the commencement of any such construction, Landlord shall be furnished certificates of insurance, naming Landlord as an additional insured, evidencing that each contractor performing work has insurance acceptable to Landlord, including but not limited to general liability insurance of not less than Two Million Dollars ($2,000,000.00) and worker's compensation insurance in the statutorily required amount.

SECTION XIII. MECHANIC'S LIENS

Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant or any person or entity claiming through or under Tenant, In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All such sums paid and all expenses incurred by Landlord in connection therewith shall be due and payable to Landlord by Tenant on demand.

SECTION XIV. INSURANCE

A.   TENANT

     During the Term hereof, Tenant shall keep in full force and effect the following insurance and shall provide appropriate insurance certificates to Landlord prior to the Lease Commencement Date and annually thereafter before the expiration of each policy:

     (1) Commercial general liability insurance for the benefit of Tenant and Landlord as an additional insured, with a limit of not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence, against claims for personal injury liability including, without limitation, bodily injury, death or property damage liability and covering (i) the business(es) operated by Tenant and by any subtenant of Tenant on the Premises, (ii) operations of independent contractors engaged by Tenant for services or construction on or about the Premises, and (iii) contractual liability;

     (2) Fire, extended coverage, vandalism and malicious mischief insurance, insuring the personal property, furniture, furnishings and fixtures belonging to Tenant located on the Premises for not less than one hundred percent (100%) of the actual replacement value thereof;

     (3)  Workers' compensation in the amount required by law;

     (4) Business interruption or loss of income insurance in amounts satisfactory to Landlord, with a rental interruption rider assuring Landlord that the rent due hereunder will be paid for a period of not less than twelve (12) months if the Premises are destroyed or rendered inaccessible by a risk insured against by a policy of all risk insurance; and

     (5)  Such other insurance as Landlord deems reasonably necessary.

     Each insurance policy obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least thirty (30) days' prior written notice of any material change, non-renewal or cancellation of the policy, shall be in a form satisfactory to Landlord and shall be taken out with an insurance company authorized to do business in the State in which the Project is located and rated not less than Best's Financial Class X and Best's Policy Holder Rating "A". In addition, any insurance policy obtained by Tenant shall be written as a primary policy, and shall not be contributing with or in excess of any coverage which Landlord may carry, and shall have loss payable clauses satisfactory to Landlord and in favor of Landlord naming Landlord, and any other party reasonably designated by Landlord, as an additional insured. The liability limits of the above described insurance policies shall in no matter limit the liability of Tenant under the terms of Section XV. below.

     Not more frequently than every two (2) years, if, in the reasonable opinion of Landlord, the amount of liability insurance specified in this Section
     XIV. is not adequate, the above-described limits of coverage shall be adjusted by Landlord, by written notification to Tenant, in order to maintain the level of insurance protection at least equal to the protection afforded on the date the Term commences. If Tenant fails to maintain and secure the insurance coverage required under this Section XIV., then Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to procure and maintain such insurance, the cost of which shall be due and payable to Landlord by Tenant on demand.

     If, on account of the failure of Tenant to comply with the provisions of this Section, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant as additional rent upon receipt of a bill therefor and evidence of such loss.

B.   LANDLORD

     During the Term hereof, Landlord shall keep in full force and effect the following insurance:

     (1) Commercial general liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence, against claims for bodily injury, death or property damage liability at the Project;

     (2) Fire, extended coverage and vandalism and malicious mischief insurance insuring the Building and Project of which the Premises are a part, in an amount not less than eighty percent (80%) (or such greater percentage as may be required by law) of the full replacement cost thereof; and

     (3) Such other insurance as Landlord deems necessary in its sole and absolute discretion.

     All insurance policies shall be issued in the names of Landlord and Landlord's lender, and any other party reasonably designated by Landlord as an additional insured, as their interests appear. The insurance policies shall provide that any proceeds shall be made payable to Landlord, or to the holders of mortgages or deeds of trust encumbering Landlord's interest in the Premises, Building, and Project, or to any other party reasonably designated by Landlord as an additional insured, as their interests shall appear. All insurance premiums for Landlord's insurance shall be included in Common Operating Costs.

C.   WAIVER OF SUBROGATION

     Landlord and Tenant each hereby waives any and all rights of recovery against the other, and against any other tenant or occupant of the Project and against the officers, employees, agents, representatives, customers and business visitors of such other party and of each such other tenant or occupant of the Project, for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under any policy of property insurance required to be carried by such waiving party pursuant to the provisions of this Lease (or any other policy of property insurance carried by such waiving party in lieu thereof) at the time of such loss or damage. The foregoing waiver shall be effective whether or not a waiving party actually obtains and maintains such insurance which such waiving party is required to obtain and maintain pursuant to this Lease (or any substitute therefor). Landlord and Tenant shall, upon obtaining the policies of insurance which they are required to maintain hereunder, give notice to their respective insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

SECTION XV. INDEMNITY

A.   TENANT

     Notwithstanding anything to the contrary herein, including without limitation Section XV.B. and/or Section XV.C. above, Tenant agrees to indemnify, defend and hold Landlord and its officers, directors, partners and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorneys' fees and court costs (collectively, "Claims"), for injury to or death of any person or for damages to any property or for violation of law arising out of or in any manner connected with (i) the use, occupancy or enjoyment of the Premises, Building or Project by Tenant or Tenant's agents, employees, invitees or contractors (the "Tenant's Agents") or any work, activity or other things allowed or suffered by Tenant or Tenant's Agents to be done in or about the Premises, Building or Project, (ii) any breach or default in the performance of any obligation of Tenant under this Lease, and (iii) any act or failure to act, whether negligent or otherwise tortious, by Tenant or Tenant's Agents in or about the Premises, Building or Project. The foregoing indemnification and hold harmless obligations of Tenant shall not apply, however (but subject to Sections XIV.C. and XV.B.), if and to the extent any Claim is determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of Landlord; provided, however, that pending any such determination, Tenant shall comply with its defense obligations pursuant to the foregoing.

B. LIMITATION ON LANDLORD'S LIABILITY; RELEASE OF DIRECTORS, OFFICERS AND PARTNERS OF LANDLORD

     Tenant agrees that, in the event Tenant shall have any claim against Landlord under this Lease arising out of the subject matter of this Lease, Tenant's sole recourse shall be against the Landlord's interest in the Building, for the satisfaction of any claim, Judgment or decree requiring the payment of money by Landlord as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Landlord, its successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree. Moreover, Tenant agrees that Landlord shall in no event and under no circumstances be responsible for any consequential damages incurred or sustained by Tenant, or its employees, agents, contractors or invitees as a result of or in any way connected to Tenant's occupancy of the Premises. Tenant further hereby waives any and all right to assert any claim against or obtain any damages from, for any reason whatsoever, the directors, officers and partners of Landlord, including all injuries, damages or losses to Tenant's property, real and personal, whether known, unknown, foreseen, unforeseen, patent or latent, which Tenant may have against Landlord or its directors, officers or partners. Tenant understands and acknowledges the significance and consequence of such specific waiver.

     Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority, or for any damage or inconvenience that may arise through repair or alteration of any part of the Project, the Building or the Premises, or a failure to make any such repairs, except as expressly provided in this Lease.

SECTION XVI. ASSIGNMENT AND SUBLETTING BY TENANT

A. Tenant shall not, directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises ("Sublease") or any portion thereof without Landlord's prior written consent being had and obtained in each instance, subject to the terms and conditions contained in this Section; provided, however, that Landlord's consent shall not be required in connection with, and the provisions of subsections XVI.C. and D. shall not apply to, an Assignment of this Lease or a Sublease of the entire Premises to any "affiliate" of Tenant, which as used in this Section XVI., shall mean an entity under common control with the original Tenant hereunder, the surviving entity resulting from a merger or consolidation of Tenant by or with another entity or the purchaser of all or substantially all of Tenant's assets.

B. If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, Tenant shall request, in writing, at least sixty (60) days prior to the effective date of the Assignment or Sublease, Landlord's consent to the Assignment or Sublease, and shall provide Landlord with the following information:

     (1)  The name of the proposed assignee, subtenant or occupant;

     (2) The nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises;

     (3) The terms and provisions of the proposed Assignment or Sublease and a copy of such documents; and

     (4) Such financial information concerning the proposed assignee, subtenant or occupant which Landlord shall have requested following its receipt of Tenant's request for consent.

C. At any time within thirty (30) days after Landlord's receipt of the notice specified above, Landlord may by written notice to Tenant elect either to
     (a) consent to the proposed Assignment or Sublease, (b) refuse to consent to the proposed Assignment or Sublease, or (c) terminate this Lease in full with respect to an Assignment or terminate in part with respect to a Sublease and enter into a lease directly with the proposed assignee or sublessee. Landlord and Tenant agree (by way of example and without limitation) that Landlord shall be entitled to take into account any fact or factor which Landlord reasonably deems relevant to such decision, including but not necessarily limited to the following, all of which are agreed to be reasonable factors for Landlord's consideration:

     (1) The financial strength of the proposed assignee or subtenant (which shall be at least equal to that of Tenant as of the date of execution of this Lease).

     (2) The experience of the proposed assignee or subtenant with respect to businesses of the type and size which such assignee or subtenant proposes to conduct in the Premises.

     (3) The quality and nature of the business and/or services to be conducted in or from the Premises by the proposed assignee or subtenant and in any other locations which it has.

     (4) Violation of exclusive use rights previously granted by Landlord to other tenants of the Building or Project.

     (5) The effect of the type of services and business which the proposed assignee or subtenant proposes to conduct in the Premises upon the tenant mix in the Building or in the portion of the Project which contains the Premises, including duplication of services offered by surrounding tenants and compatibility of the services and business which such assignee or subtenant proposes to conduct in or offer from the Premises with business and services conducted by surrounding tenants in the Project.

     (6) The quality of the appearance of the Premises resulting from any remodeling or renovation to be conducted by the proposed assignee or subtenant, and the compatibility of such quality with that of other premises in the Building.

     (7) Whether the business in the Premises is, and whether the business to be operated by the proposed assignee or subtenant will be, a "place of public accommodation."

     (8) Whether there then exists any default by Tenant pursuant to this Lease or any non-payment or non-performance by Tenant under this Lease which, with the passage of time and/or the giving of notice, would constitute a default under this Lease.

     (9) Any fact or factor upon which Landlord reasonably concludes that the business to be conducted by such assignee or subtenant will not be a financial success in the Premises.

     Moreover, Landlord shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease is not impaired or diminished by such Assignment or Sublease. In no event shall there be any substantial change in the use of the Premises in connection with any Assignment or Sublease except as expressly approved in writing by Landlord in advance. Landlord and Tenant acknowledge that the express standards and provisions set forth in this Lease dealing with Assignment and Sublease, including those set forth in subsections XVI.D.,
     E. and G. have been freely negotiated and are reasonable at the date hereof taking into account Tenant's proposed use of the Premises and the nature and quality of the Building and Project. No withholding of consent by Landlord for any reason deemed sufficient by Landlord shall give rise to any claim by Tenant or any proposed assignee or subtenant or entitle Tenant to terminate this Lease or to any abatement of rent. Approval of any Assignment of Tenant's interest shall, whether or not expressly so stated, be conditioned upon such assignee assuming in writing all obligations of Tenant hereunder by a written instrument satisfactory to Landlord.

D. If Landlord consents to the Sublease or Assignment within said thirty (30) day period, Tenant may enter into such Assignment or Sublease of the Premises or portion thereof, but only upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to subsection
     B. above; provided, however, that in connection with such Assignment or Sublease, as a condition to Landlord's consent, Tenant shall pay to Landlord one hundred percent (100%) of the excess, if any, of (i) in the case of an Assignment, the rental and other payment obligations of the proposed assignee under the terms of the proposed Assignment over the rental and other payment obligations of Tenant under the terms of this Lease, or (ii) in the case of a Sublease, the amount proposed to be paid by the sublessee over the proportionate amount of rental and other payment obligations required to be paid by Tenant to Landlord under the terms of this Lease as applicable to the portion of the Premises so subleased.

E. No consent by Landlord to any Assignment or Sublease by Tenant, and no Assignment or Subletting permitted hereunder for which Landlord's consent is not required, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Section shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of rent by Landlord or payment to Landlord of any other monetary obligation from a proposed assignee or sublessee shall not constitute the consent by Landlord to such Assignment or Sublease. Tenant shall promptly provide to Landlord a copy of the fully executed Sublease or Assignment.

F. Any sale or other transfer, including transfer by consolidation, merger or reorganization, of fifty percent (50%) or more of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of fifty percent (50%) or more of the partnership interest in Tenant, if Tenant is a partnership, shall be an Assignment for purposes of this Section. As used in this subsection, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligation under this Lease, and the prohibition hereof shall be applicable to any sales or transfers of stock or partnership interests of said guarantor.

G. Each assignee, sublessee or other transferee, other than Landlord, shall assume, as provided in this subsection all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Monthly Rental and all other monetary obligations hereunder, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this subsection but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

H. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 ET SEQ., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

I. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

J. Tenant shall pay Landlord's expenses and attorneys' fees incurred in processing an Assignment or Sublease, but in no event less than Five Hundred Dollars ($500.00) for each such proposed transfer to cover the legal review and processing expenses of Landlord, whether or not Landlord shall grant its consent to such proposed transfers.

K. All options to extend, renew or expand, if any, contained in this Lease are personal to Tenant and to any Affiliate to whom this Lease may be assigned or to whom the Premises may be subleased. Consent by Landlord to any Assignment or Subletting to any entity other than an Affiliate of Tenant shall not include consent to the assignment or transfer of any such rights with respect to the Premises or any special privileges or extra services granted to Tenant by this Lease, or any addendum or amendment hereto or letter of agreement. All such options, rights, privileges and extra services shall terminate upon any such assignment or subletting to any entity other than an Affiliate of Tenant unless Landlord specifically grants in writing such options, rights, privileges and extra services to such assignee or subtenant.

SECTION XVII. TRANSFER OF LANDLORD'S INTEREST

In the event Landlord shall sell or otherwise convey its title to the Building, then, after the effective date of such sale or conveyance, Landlord shall have no further liability under this

Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of sale or conveyance, and Tenant shall seek performance solely from Landlord's purchaser or successor in title. In connection with such sale or transfer, Landlord may assign its interest under this Lease without notice to or consent by Tenant. In such event, Tenant agrees to be bound to any successor Landlord.

SECTION XVIII. DAMAGE AND DESTRUCTION

A.   MINOR INSURED DAMAGE

     In the event the Premises or the Building, or any portion thereof, is damaged or destroyed by any casualty that is covered by the insurance maintained by Landlord pursuant to Section XIV. above, then Landlord shall rebuild, repair and restore the damaged portion thereof, provided that (1) the amount of insurance proceeds available to Landlord equals or exceeds the cost of such rebuilding, restoration and repair, (2) such rebuilding, restoration and repair can be completed within one hundred eighty (180) days after the work commences in the opinion of a registered architect or engineer appointed by Landlord, (3) the damage or destruction has occurred more than twelve (12) months before the expiration of the Term, and (4) such rebuilding, restoration or repair is then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the damaged portion thereof to substantially its condition immediately prior to the damage or destruction, including, without limitation, the same net rentable floor area. To the extent that insurance proceeds must be paid to a mortgagee or beneficiary under, or must be applied to reduce any indebtedness secured by, a mortgage or deed of trust encumbering the Premises, Building or Project, such proceeds, for the purposes of this subsection, shall be deemed not available to Landlord unless such mortgagee or beneficiary permits Landlord to use such proceeds for the rebuilding, restoration and repair of the damaged portion thereof. Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant's personal property, furnishings, trade fixtures, equipment or other such property or effects of Tenant.

B.   MAJOR OR UNINSURED DAMAGE

     In the event the Premises or the Building, or any portion thereof, is damaged or destroyed by any casualty to the extent that Landlord is not obligated, under subsection A. above, to rebuild, repair or restore the damaged portion thereof, then Landlord shall, within sixty (60) days after such damage or destruction, notify Tenant of its election, at its option, to either (1) rebuild, restore and repair the damaged portions thereof, in which case Landlord's notice shall specify the time period within which Landlord estimates such repairs or restoration can be completed; or (2) terminate this Lease effective as of the date the damage or destruction occurred. If Landlord does not give Tenant written notice within sixty (60) days after the damage or destruction occurs of its election to rebuild or restore and repair the damaged portions thereof, Landlord shall be deemed to have elected to terminate this Lease. Notwithstanding the foregoing, where the estimated repair time exceeds one hundred eighty (180) days, Tenant shall have the right to terminate the Lease provided Tenant is not then in default hereunder and the damage or destruction was not caused in whole or in part by Tenant or anyone for whom Tenant is responsible, and provided further that Tenant notifies Landlord of its election to terminate the Lease in writing within ten (10) days after Landlord's notice is given pursuant to the first sentence of this subsection B. If Tenant is entitled to and properly exercises the foregoing option strictly in the manner and within the time set forth herein, then the Lease shall terminate effective as of the later of the date of Tenant's election notice or the date Tenant vacated the Premises.

C.   ABATEMENT OF RENT

     There shall be an abatement of rent by reason of damage to or destruction of the Premises or the Building, or any portion thereof, to the extent that Landlord receives insurance proceeds for loss of rental income attributable to the Premises, commencing on the date that the damage to or destruction of the Premises or Building has occurred.

D.   WAIVER

     Tenant shall have no claim against Landlord for any damage suffered by Tenant by reason of any such damage, destruction, repair or restoration. Tenant waives the provisions of Civil Code Sections 1932(2) and 1933(4) and any present or future laws or case decisions to the same effect. Upon completion of such repair or restoration, Tenant shall promptly refixture the Premises substantially to the condition they were in prior to the casualty and shall reopen for business if closed by the casualty.

SECTION XIX. CONDEMNATION

A.   TOTAL OR PARTIAL TAKING

     If all or substantially all of the Premises is condemned or taken in any manner for public or quasi-public use, including but not limited to, a conveyance or assignment in lieu of the condemnation or taking, this Lease shall automatically terminate as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantially all of the Premises is so condemned or taken, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date on which actual physical possession is taken by the condemnor or dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which such physical possession is taken or dispossession will occur.

B.   AWARD

     Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or total taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Although all damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemnor, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of damages to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture and other personal property, fixtures, and equipment or for the interruption of or damage to Tenant's business.

C.   ABATEMENT IN RENT

     In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises pursuant to this Section the rent and all other charges shall abate in proportion to the portion of the Premises taken by such condemnation or other taking. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Section all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken shall be paid up to the date upon which actual physical possession shall be taken by the condemnor. Landlord shall be entitled to retain all of the Security Deposit until such time as this Lease is terminated as to all of the Premises.

D.   TEMPORARY TAKING

     If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease; provided, however, the rent and all other charges payable by Tenant to Landlord hereunder shall abate during such limited period in proportion to the portion of the Premises that is rendered untenantable and unusable as a result of such condemnation or other taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking. Tenant shall have the right to claim and recover from the condemnor, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of damages to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture and other personal property, fixtures and equipment or for the interruption of or damage to Tenant's business.

E.   TRANSFER OF LANDLORD'S INTEREST TO CONDEMNOR

     Landlord may, without any obligation to Tenant, agree to sell and/or convey to the condemnor the Premises, the Building, the Project or any portion thereof, sought by the condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

SECTION XX. DEFAULT

A.   TENANT'S DEFAULT

     The failure by Tenant to perform any one or more of the following obligations shall constitute a default hereunder by Tenant:

     (1) If Tenant abandons all or a substantial portion of the Premises (vacation of the Premises while continuing to pay rent and perform all other obligations of the tenant hereunder shall not be deemed "abandonment");

     (2) If Tenant fails to pay any rent or other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; provided, however, that the obligation of Tenant to pay a late charge or interest pursuant to this Lease below shall commence as of the due date of the rent or such other monetary obligation and not on the expiration of such five (5) day grace period;

     (3) If Tenant involuntarily transfers Tenant's interest in this Lease or voluntarily transfers (attempted or actual) its interest in this Lease or makes any Alterations, in either case without Landlord's prior written consent;

     (4) If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the Federal Bankruptcy Laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of the Premises or any of Tenant's personal property located at the Premises and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days;

     (5) If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or any of Tenant's personal property located at the Premises (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's personal property;

     (6) If Tenant shall make any general assignment for the benefit of creditors or convene a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or any class thereof;

     (7) If Tenant fails to discharge any lien placed upon the Premises, the Building or the Project by Tenant or any person claiming under, by or through Tenant within ten (10) days of the imposition of such lien;

     (8) If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease (other than subparagraphs (1) through (7) above) and such failure continues for ten (10) days after written notice thereof from Landlord to Tenant, or if such failure cannot be completely cured within such ten (10) day period, then if Tenant fails to commence such cure within such ten
          (10) day period and thereafter proceed to completely cure such failure within thirty (30) days after such written notice; or

     (9) If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs (1) through (8) above.

B.   REMEDIES

     Upon the occurrence of a default by Tenant that is not cured by Tenant within any applicable grace period specified above, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity, which shall be cumulative and non-exclusive:

     (1) The right to declare this Lease and the term of this Lease terminated; re-enter the Premises and the improvements located thereon, with or without process of law; to eject all parties in possession thereof therefrom; repossess and enjoy the Premises together with all said improvements; and to recover from Tenant all of the following:

          (a) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

          (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

          (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

          (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any attorneys' fees, broker's commissions or finder's fees (not only in connection with the reletting of the Premises, but also that portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to that portion of the Term which is unexpired as of the date on which this Lease is terminated); the then unamortized cost of any tenant improvements constructed for or on behalf of Tenant by or at the expense of Landlord or of any moving allowance or other concession made available to Tenant and/or paid by Landlord pursuant to this Lease; any costs for repairs, clean-up, refurbishing, removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, and anything else that Tenant is required (under this Lease) to remove but does not remove; any costs for alterations, additions and renovations; and any other costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises.

     (2) The right to continue this Lease in effect and to enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent and any other additional monetary charges as they become due, for as long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease or Landlord's withholding of consent to an Assignment or Subletting pursuant to the terms and conditions of Section XVI. above shall not constitute a termination of Tenant's right to possession.

     (3) The foregoing provisions of clause (2) shall apply even though Tenant has breached the Lease and abandoned the Premises, in which case Landlord shall have the right to re-enter the Premises with or without process of law to eject therefrom all parties in possession thereof, and, without terminating this Lease, at any time and from time to time, but without obligation to do so, to relet the Premises and the improvements located therein or any part or parts of any thereof for the account of Tenant, or otherwise, on such conditions as Landlord in its discretion may deem proper, with the right to make alterations and repairs to the Premises in connection therewith, and to receive and collect the rents therefor, and apply the same (i) first to the payment of such costs and expenses as Landlord may have paid, assumed or incurred: (A) in recovering possession of the Premises and said improvements, including attorneys' fees, and costs; (B) expenses for placing the Premises and said improvements in good order and condition, for decorating and preparing the Premises for reletting;
          (C) for making any alterations, repairs, changes or additions to the Premises that may be necessary or convenient; and (D) all other costs and expenses, including leasing and subleasing commissions, and charges paid, assumed or incurred by Landlord in or upon reletting the Premises and said improvements, or in fulfillment of the covenants of Tenant under this Lease; (ii) then to the payment of Monthly Rental, Tenant's Proportionate Share of Common Operating Costs, and other monetary obligations due and unpaid hereunder; and (iii) any balance shall be held by

          Landlord and applied in payment of future amounts as the same may become due and payable hereunder. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. Landlord may execute any lease or sublease made pursuant to the terms of this clause (3) either in its own name or in the name of Tenant as its agent, as Landlord may see fit. The tenant(s) or subtenant(s) thereunder shall be under no obligation whatsoever with regard to the application by Landlord of any rent collected by Landlord from such tenant or subtenant to any and all sums due and owing or which may become due and owing under the provisions of this Lease, nor shall Tenant have any right or authority whatever to collect any rent whatever from such tenant(s) or subtenant(s). If Tenant has been credited with any rent received by such reletting and such rent shall not be promptly paid to Landlord by the tenant(s) or subtenant(s), or if such rentals received from reletting during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting. For all purposes set forth in this subsection, Landlord is hereby irrevocably appointed as agent for Tenant. No taking of possession of the Premises by Landlord shall be construed as Landlord's acceptance of a surrender of the Premises by Tenant or an election of Landlord's part to terminate this Lease unless written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Election by Landlord to proceed pursuant to this clause (3) shall be made upon written notice to Tenant and shall be deemed an election of the remedy described in California Civil Code Section 1951.4 (providing that a lessor of real property may continue a lease in effect after a lessee's breach or abandonment and recover rent as it becomes due, if the lessee has the right to sublet or assign, subject only to reasonable limitations). If Landlord elects to pursue such remedy, unless Landlord relets the Premises, Tenant shall have the right to sublet the Premises and to assign its interest in this Lease, subject to all of the standards and conditions set forth in
          Section XVI. Landlord may elect to terminate the prosecution of such remedy at any time by written notice to Tenant, and the right of Tenant to sublet or assign shall terminate upon receipt by Tenant of such notice.

     (4) The right to have a receiver appointed for Tenant, upon application by Landlord to take possession of the Premises and to apply any rental collected from Premises and to exercise all other rights and remedies granted to Landlord pursuant to this subsection.

SECTION XXI. LATE PAYMENTS/INTEREST AND LATE CHARGES

A.   INTEREST

     Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the maximum rate permitted by law from the date such payment is due until paid, except that amounts spent by Landlord on behalf of Tenant shall bear interest at such rate from the date of disbursement by Landlord which Tenant agrees is to compensate Landlord for Tenant's use of Landlord's money after it is due. Payment of such interest shall not excuse or cure any default by Tenant pursuant to this Lease. Such rate shall remain in effect after the occurrence of any breach or default hereunder by Tenant to and until payment of the entire amount due.

B.   LATE CHARGES

     TENANT HEREBY ACKNOWLEDGES THAT IN ADDITION TO LOST INTEREST, THE LATE PAYMENT BY TENANT TO LANDLORD OF RENT OR ANY OTHER SUMS DUE HEREUNDER WILL CAUSE LANDLORD TO INCUR OTHER COSTS NOT CONTEMPLATED IN THIS LEASE, THE EXACT AMOUNT OF WHICH WILL BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN. SUCH OTHER COSTS INCLUDE, BUT ARE NOT LIMITED TO, PROCESSING, ADMINISTRATIVE AND ACCOUNTING COSTS, AND LATE CHARGES WHICH MAY BE IMPOSED UPON LANDLORD BY THE TERMS OF ANY ENCUMBRANCE COVERING THE PREMISES. ACCORDINGLY, IF ANY INSTALLMENT OF RENT OR ANY ADDITIONAL RENT OR OTHER SUM DUE FROM TENANT SHALL NOT BE RECEIVED BY LANDLORD WHEN SUCH AMOUNT SHALL BE DUE (WITHOUT REGARD TO ANY GRACE PERIOD GRANTED IN THIS LEASE), TENANT SHALL PAY TO LANDLORD AS ADDITIONAL RENT HEREUNDER A LATE CHARGE EQUAL TO TEN PERCENT (10%) OF SUCH OVERDUE AMOUNT. THE PARTIES HEREBY AGREE THAT (I) SUCH LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS LANDLORD WILL INCUR IN PROCESSING SUCH DELINQUENT PAYMENT BY TENANT, (II) SUCH LATE CHARGE SHALL BE PAID TO LANDLORD AS LIQUIDATED DAMAGES FOR EACH DELINQUENT PAYMENT, AND (III) THE PAYMENT OF THE LATE CHARGE IS TO COMPENSATE LANDLORD FOR THE ADDITIONAL ADMINISTRATIVE EXPENSE INCURRED BY LANDLORD IN HANDLING AND PROCESSING DELINQUENT PAYMENTS.

     /s/ [ILLEGIBLE]                              /s/ [ILLEGIBLE]
     ----------------------                       ----------------------
     Landlord's Initials                          Tenant's Initials

C.   CONSECUTIVE LATE PAYMENT OF RENT

     Following each second consecutive late payment of rent, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord, and may be applied by Landlord, in the manner provided for Security Deposits in this Lease.

D.   NO WAIVER

     Neither assessment nor acceptance of partial payments, interest or late charges by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies under this Lease. Nothing contained in this Section shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of rent, additional rent or other sums due hereunder, and Tenant shall be deemed in default with regard to any such payments should the same not be made by the date on which they are due.

SECTION XXII. [INTENTIONALLY DELETED]

SECTION XXIII. HOLDING OVER

Any holding over by Tenant in the possession of the Premises, or any portion thereof, after the expiration or earlier termination of the Term, with or without the consent of Landlord, shall be construed to be a tenancy from month to month at two hundred percent (200%) of the Monthly Rental herein specified for the last month in the Term (prorated on a monthly basis) unless

Landlord shall specify a lesser amount for rent in its sole discretion, together with an amount estimated by Landlord for the monthly Common Operating Costs payable under this Lease, and shall otherwise be on the terms and conditions herein specified as far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and shall entitle Landlord to pursue all remedies provided in this Lease and Tenant shall be liable for any and all direct or consequential damages or losses of Landlord resulting from Tenant's holding over without Landlord's consent.

SECTION XXIV. ATTORNEYS' FEES

Tenant shall pay to Landlord all amounts for costs and expenses, including, but not limited to, reasonable attorneys' fees and amounts paid to any collection agency, incurred by Landlord in connection with any breach or default by Tenant under this Lease or incurred in order to enforce or interpret the terms or provisions of this Lease. Tenant shall also pay to Landlord all such amounts, including attorneys' fees, incurred by Landlord in responding to any request by Tenant (a) to amend or modify this Lease or (b) to prepare any statement or document in connection with this Lease, including without limitation estoppel certificates or subordination agreements or the like. Such amounts shall be payable upon demand. In addition, if any action shall be instituted by either Landlord or Tenant for the enforcement or interpretation of any of its rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in said action and any appeal therefrom, including reasonable attorneys' fees and court costs to be fixed by the court therein. In the event Landlord is made a party to any litigation between Tenant and any third party, then Tenant shall pay all costs and attorneys' fees incurred by or imposed upon Landlord in connection with such litigation; provided, however, if Landlord is ultimately held to be liable, then Landlord shall reimburse Tenant for the cost of any attorneys' fees paid by Tenant on behalf of Landlord.

SECTION XXV. MORTGAGE PROTECTION/SUBORDINATION

A.   SUBORDINATION

     The rights of Tenant under this Lease are and shall be, at the option of Landlord, either subordinate or superior to any mortgage or deed of trust (including a consolidated mortgagee or deed of trust) constituting a lien on the Premises, Building or Project, or Landlord's interest therein or any part thereof, whether such mortgage or deed of trust has heretofore been, or may hereafter be, placed upon the Premises by Landlord, and to any ground or master lease if Landlord's title to the Premises or any part thereof is or shall become a leasehold interest. Notwithstanding the foregoing, unless and until Tenant, Landlord and Landlord's lender with a beneficial interest under the deed of trust recorded against the Project prior to the date of mutual execution and delivery hereof, shall have mutually executed and delivered a Subordination, Non-Disturbance and Attornment Agreement, substantially in the form of EXHIBIT I hereto (which Tenant shall, upon request by Landlord, execute and deliver, and Tenant's failure to do so within ten (10) days after written demand therefor by Landlord shall constitute a default by Tenant under this Lease), but subject to Tenant's obligation to pay Monthly Rental for the first month of the initial Term upon execution and delivery hereof by Tenant, Tenant's obligation to pay Monthly Rental shall be suspended (but not excused or waived) until Landlord delivers to Tenant an agreement, executed by Landlord and Landlord's lender, substantially in the form of EXHIBIT I hereto, upon receipt of which Tenant shall forthwith and without any further demand pay to Landlord any Monthly Rental accrued but payment of which was suspended pursuant to the foregoing sentence. To further assure the foregoing subordination or superiority, Tenant shall, upon Landlord's request, together with the request of any mortgagee under a mortgage or beneficiary under a deed of trust or ground or master lessor, execute any instrument (including without limitation an amendment to this Lease that does not materially and adversely affect Tenant's rights or duties under this Lease), or instruments intended to subordinate this Lease, or at the option of Landlord, to make it superior to any mortgage, deed of trust, or ground or master lease. Notwithstanding any such subordination, Tenant's right to occupy the Premises pursuant to this Lease shall remain in effect for the full Term as long as Tenant is not in default hereunder.

B.   ATTORNMENT

     Notwithstanding subsection A. above, Tenant agrees (1) to attorn to any mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises and to any party acquiring title to the Premises by judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, and to any ground or master lessor, as the successor to Landlord hereunder, (2) to execute any attornment agreement reasonably requested by a mortgagee, beneficiary, ground or master lessor, or party so acquiring title to the Premises, and (3) that this Lease, subject to the rights under any outstanding non-disturbance agreement, at the option of such mortgagee, beneficiary, or ground or master lessor, or other party, shall remain in force notwithstanding any such judicial foreclosure, trustee's sale, deed in lieu of foreclosure, or merger of titles. Notwithstanding the foregoing, neither a mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises, any party acquiring title to the Premises by judicial foreclosure, trustee sale, or deed in lieu of foreclosure, or any ground lessor or master lessor, as the successor to Landlord hereunder, shall be liable or responsible for any breach of a covenant contained in this Lease that occurred before such party acquired its interest in the Premises or for any continuing breach thereof until after the successor Landlord has received the notice and right to cure as provided herein, and no such party shall be liable or responsible for any security deposits held by Landlord hereunder which have not been transferred or actually received by such party, and such party shall not be bound by any payment of rent or additional rent for more than two (2) months in advance.

C.   AMENDMENT

     If any lending institution with which Landlord has negotiated or may negotiate for financing for the Building or Project requires any changes to this Lease, Tenant shall promptly execute and deliver an amendment to this Lease prepared by Landlord and embodying such changes, so long as such changes do not materially increase Tenant's obligations hereunder. In the event that Tenant shall fail to execute and deliver such amendment within twenty (20) days after receipt thereof by Tenant, such failure shall constitute a default hereunder by Tenant and shall entitle Landlord to all remedies available to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those remedies set forth in
     Section XX.

SECTION XXVI. ESTOPPEL CERTIFICATE/FINANCIAL STATEMENTS

A.   ESTOPPEL CERTIFICATE

     Tenant, at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord, agrees to execute and deliver to Landlord a statement in the form provided by Landlord (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any; (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed evidencing the status of this Lease; (c) acknowledging the amount of the Security Deposit held by Landlord; and (d) containing such other information regarding this Lease or Tenant as Landlord reasonably requests. Tenant's failure to deliver an estoppel certificate within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) to Tenant's knowledge there are no uncured defaults in

     Landlord's performance, (iii) no rent has been paid in advance except as set forth in this Lease, and (iv) such other information regarding this Lease and Tenant set forth therein by Landlord is true and complete.

B.   FURNISHING OF FINANCIAL STATEMENTS

     Landlord has reviewed the financial statements, if any, requested of the Tenant and has relied upon the truth and accuracy thereof with Tenant's knowledge and representations of the truth and accuracy of such statements and that said statements accurately and fairly depict the financial condition of Tenant. Said financial statements are an inducing factor and consideration for the entering into of this Lease by Landlord with this particular Tenant. Tenant shall, at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord, furnish Landlord with (a) Tenant's most recent audited financial statements, including a balance sheet and income statement, or a document in which Tenant states that its books are not independently audited and (b) unaudited financial statements, including a balance sheet and income statement, dated within ninety (90) days of the request from Landlord.

SECTION XXVII. PARKING                             SEE ADDENDUM SECTION XXXV.F.

Landlord agrees to maintain or cause to be maintained an automobile parking area and to maintain and operate, or cause to be maintained and operated, said automobile parking area during the Term of this Lease for the benefit and use of the customers, service suppliers, other invitees and employees of Tenant. Whenever the words "automobile parking area" or "parking area" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, loading docks, truck areas, service drives, entrances and exits and sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other areas designed for parking. Landlord shall keep said automobile parking area in a neat, clean and orderly condition, lighted and landscaped, and shall repair any damage to the facilities thereof, the cost of which shall be included in Common Operating Costs. Nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of said automobile parking area. Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed desirable, at Landlord's sole discretion, for the proper and efficient operation and maintenance of said automobile parking area. Such rules and regulations may include, without limitation, the establishment of charges for parking therein (on either a reserved or unreserved basis if required by applicable governmental requirements, for the initial Term only and, thereafter, in Landlord's sole discretion) by tenants of the Building and Project as well as by their employees, customers and service suppliers.

Landlord shall at all times during the Term hereof have the sole and exclusive control of the automobile parking area, and may at any time during the Term hereof exclude and restrain any person from use or occupancy thereof; excepting, however, Tenant and employees, customers, service suppliers and other invitees of Tenant and of other tenants in the Building and Project who make use of said area in accordance with any rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant and its employees, customers, service suppliers and invitees referred to in this Section XXVII. shall at all times be subject to
(i) the rights of Landlord and other tenants in the Building and Project to use the same in common with Tenant and its employees, customers, service suppliers and invitees, (ii) the availability of parking spaces in said automobile parking area, and (iii) Landlord's right to change the location of any assigned reserved parking spaces in such instances as shall be determined at Landlord's sole discretion. Notwithstanding Landlord's exclusive control and obligations to provide a parking area, Landlord is not responsible or liable for any damage to any automobiles or persons in the parking area. Without in any way limiting the generality of the foregoing or of Section IX.D. above, Tenant specifically acknowledges and agrees that it

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

shall be solely responsible, and hereby assumes the risk, for any damage or injury arising from, pertaining to or otherwise connected with any use of the parking areas by Tenant, its employees, invitees, contractors and agents at any time after the Building's normal business hours.

SECTION XXVIII. SIGNS; NAME OF BUILDING            SEE ADDENDUM SECTION XXXV.G.

Tenant shall not have the right to place, construct, or maintain on or about the Premises, Building or Project, or in any interior portions of the Premises that may be visible from the exterior of the Building or Common Areas, any signs, names, insignia, trademark, advertising placard, descriptive material or any other similar item ("Sign") without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion; provided, however, any Signs are further subject to approval of any applicable governmental authority and/or compliance with applicable governmental requirements. In the event Landlord consents to Tenant placing a Sign on or about the Premises, Building or Project, any such Sign shall be subject to Landlord's approval of the color, size, style and location of such Sign, and shall conform to any current or future Sign criteria established by Landlord for the Building or Project. If Landlord enacts a Sign criteria or revises an existing Sign criteria, after Tenant has erected a Sign to which Landlord has granted its consent, if Landlord so elects, Tenant agrees, at Landlord's expense, subject to Landlord's prior approval of the cost thereof, to make the necessary changes to its Sign in order to conform the Sign to Landlord's Sign criteria, as enacted or revised, provided that such changes shall be limited to the color, size, style and location of Tenant's Sign and that Tenant shall not be required to change the content of its Sign. In the event Landlord consents to Tenant's placement of a Sign on the Building, Tenant shall, at its sole cost, remove such Sign from the Building at the end of the Term, restore the Building to the same condition as before the installation of the Sign, ordinary wear and tear excepted and remove any discoloration of the Building caused by the presence of such sign.

Landlord reserves the right at any time it deems necessary or appropriate to (a) place Signs at any location on the Building and Project as it deems necessary and (b) change the name, address or designation of the Building and Project.

SECTION XXIX. QUIET ENJOYMENT

Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgage and/or deed of trust to which this Lease is subordinate.

SECTION XXX. BROKER

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Broker identified in Section I.N. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

SECTION XXXI. NOTICES

Any notice, demand, approval, consent, bill, statement or other communication ("Notice") required or desired to be given under this Lease shall be in writing, shall be directed to Tenant at Tenant's Address for Notice or to Landlord at Landlord's Address for Notice and shall be personally served or given by pre-paid certified U.S. Mail or "overnight" delivery service. In the case of personal delivery, any Notice shall be deemed to have been given when delivered; in the case of service by certified mail, any Notice shall be deemed delivered of the date of receipt, refusal or non-delivery indicated on the return receipt; and in the case of overnight delivery service, any Notice shall be deemed given when delivered as evidenced by a receipt. If more than one Tenant is named under this Lease, service of any Notice upon any one of said Tenants shall be deemed as service upon all of such Tenants. The parties hereto and their respective heirs, successors, legal representatives, and assigns may from time to time change their respective addresses for Notice by giving at least fifteen (15) days' written notice to the other party, delivered in compliance with this Section.

SECTION XXXII. NOTICE AND CURE TO LANDLORD AND MORTGAGEE

On any act or omission by Landlord which might give, or which Tenant claims or intends to claim gives, Tenant the right to damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Premises, or otherwise, Tenant shall not sue for damages or attempt to terminate this Lease until it has given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises as identified by Landlord, and a reasonable period of time for remedying the act or omission has elapsed following the giving of the notice, during which time Landlord and the lienholder(s), or either of them, their agents or employees, may enter upon the Premises and do therein whatever is necessary to remedy the act or omission. During the period after the giving of notice and during the remedying of the act or omission, the Monthly Rental payable by Tenant shall not be abated and apportioned except to the extent that the Premises are untenantable.

SECTION XXXIII. GENERAL

A.   PARAGRAPH HEADINGS

     The paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

B.   INCORPORATION OF PRIOR AGREEMENTS: AMENDMENTS

     This Lease contains all agreements of Landlord and Tenant with respect to any matter mentioned, or dealt with, herein. No prior agreement or understanding pertaining to any such matter shall be binding upon Landlord. Any amendments to or modifications of this Lease shall be in writing, signed by the parties hereto, and neither Landlord nor Tenant shall be liable for any oral or implied agreements.

     LANDLORD HAS NOT MADE, AND TENANT MAY NOT RELY ON, ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, WITH REGARD TO THE PROJECT, THE BUILDING, THE PREMISES OR OTHERWISE OR THE SUITABILITY THEREOF FOR TENANT'S BUSINESS, EXCEPT AS EXPRESSLY STATED IN THIS LEASE. IN PARTICULAR, LANDLORD HAS NOT AUTHORIZED ANY AGENT OR BROKER TO MAKE A REPRESENTATION OR WARRANTY INCONSISTENT WITH THE TERMS OF THIS LEASE AND TENANT MAY NOT RELY ON ANY SUCH INCONSISTENT REPRESENTATION OR WARRANTY.

C.   WAIVER

     Any waiver by Landlord of any breach of any term, covenant, or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or of any other term, covenant, or condition contained in this Lease. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent act by Tenant. The acceptance of rent or other sums payable hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than failure of Tenant to pay the particular rent or other sum so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent, or sum equivalent to rent.

D.   SHORT FORM OR MEMORANDUM OF LEASE

     Tenant agrees, at the request of Landlord, to execute, deliver, and acknowledge a short form or memorandum of this Lease satisfactory to counsel for Landlord, and Landlord may, in its sole discretion, record such short form or memorandum in the county where the Premises are located. Tenant shall not record this Lease, or a short form or memorandum of this Lease, without Landlord's prior written consent.

E.   TIME OF ESSENCE

     Time is of the essence in the performance of each provision of this Lease.

F.   EXAMINATION OF LEASE

     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

G.   SEVERABILITY

     If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

H.   SURRENDER OF LEASE NOT MERGER

     Neither the voluntary or other surrender of the Lease by Tenant nor the mutual cancellation thereof shall cause a merger of the titles of Landlord and Tenant, but such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any such subleases.

I.   CORPORATE AUTHORITY

     If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants (1) that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of Tenant in accordance with the By-laws of Tenant and (2) that this Lease is binding upon and enforceable by Landlord against Tenant in accordance with its terms. If Tenant is a corporation, Tenant shall, concurrently with delivery of an executed Lease to Landlord, deliver to Landlord a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease.

J.   GOVERNING LAW

     This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the local laws of the State in which the Project is located.

K.   FORCE MAJEURE

     If the performance by Landlord of any provision of this Lease is delayed or prevented by any act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, and any other cause not within the control of Landlord, then the period for Landlord's performance of the provision shall be automatically extended for the same time Landlord is so delayed or hindered.

L.   USE OF LANGUAGE

     Words of gender used in this Lease include any other gender, and words in the singular include the plural, unless the context otherwise requires.

M.   SUCCESSORS

     The terms, conditions and covenants contained in the Lease inure to the benefit of and are binding on, the parties hereto and their respective successors in interest, assigns and legal representatives, except as otherwise herein expressly provided. All rights, privileges, immunities and duties of Landlord under this Lease, including without limitation, notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's agent or attorney.

N.   NO REDUCTION OF RENTAL

     Except as otherwise expressly and unequivocally provided in this Lease, Tenant shall not for any reason withhold or reduce the amounts payable by Tenant under this Lease, it being understood that the obligations of Landlord hereunder are independent of Tenant's obligations. If Landlord is required by governmental authority to reduce energy consumption or impose a parking or similar charge with respect to the Premises, Building or Project, to restrict the hours of operation of, limit access to, or reduce parking spaces available at the Building, or take other limiting actions, then Tenant is not entitled to abatement or reduction of rent or to terminate this Lease.

0.   NO PARTNERSHIP

     Notwithstanding anything else to the contrary, Landlord is not, and under no circumstances shall it be considered to be, a partner of Tenant, or engaged in a joint venture with Tenant.

P.   EXHIBITS

     All exhibits attached hereto are made a part hereof and are incorporated herein by a reference. A complete list of said exhibits is set forth in the Table of Contents.

Q.   INDEMNITIES

     The obligations of the indemnifying party under each and every indemnification and hold harmless provision contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed by the indemnified party against the indemnifying party under such provision or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by the indemnifying party and the indemnified party is reimbursed by the indemnifying party for any amounts paid by the indemnified party in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including reasonable attorneys' fees incurred. Payment shall not be a condition precedent to recovery upon any indemnification provision contained herein.

R.   NONDISCLOSURE OF LEASE TERMS

     Landlord and Tenant agree that the terms of this Lease are confidential and constitute proprietary information of the parties hereto. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants of the Project. Each of the parties hereto agrees that such party, and its respective partners, officers, directors, employees, agents and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of the other party hereto except pursuant to an order of a court of competent jurisdiction. Provided, however, that Landlord may disclose the terms hereof to any lender now or hereafter having a lien on Landlord's interest in the Project, or any portion thereof, and either party may disclose the terms hereof to its respective independent accountants who review its respective financial statements or prepare its respective tax returns, to any prospective transferee of all or any portions of their respective interests hereunder (including a prospective sublessee or assignee of Tenant), to any lender or prospective tender to such party, to any governmental entity, agency or person to whom disclosure is required by applicable law, regulation or duty of diligent inquiry and in connection with any action brought to enforce the terms of this Lease, on account of the breach or alleged breach hereof or to seek a judicial determination of the rights and obligations of the parties hereunder.

SECTION XXXIV. EXECUTION

This Lease may be executed in several duplicate counterparts, each of which shall be deemed an original of this Lease for all purposes.

SECTION XXXV. ADDENDUM

See Addendum attached hereto and incorporated herein by this reference.

     IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions, any typed addenda appended hereto and all Exhibits appended hereto, on the dates indicated below, the later of which shall be deemed the date of execution of this Lease.

"TENANT"                                "LANDLORD"

NEWGEN RESULTS CORPORATION,             WCB II MORE LIMITED
a California corporation                PARTNERSHIP, a Delaware limited
                                        partnership

                                        By: WCB II MORE INCORPORATED, a
By: /s/ Sam Simkin                          Delaware corporation
   --------------------------------
   Name: Sam Simkin
        ---------------------------
   Title: VICE PRESIDENT & CFO
         --------------------------

By:                                        By: /s/ Brad E. Baker
   --------------------------------           ----------------------------
   Name:                                     Brad E. Baker
        ---------------------------          Senior Vice President
   Title:
         --------------------------
                                           Dated: 8-2-96
Dated:                                           -------------------------
      -----------------------------

             ADDENDUM TO LEASE BETWEEN WCB II MORE LIMITED PARTNERSHIP,
              AS LANDLORD, AND NEWGEN RESULTS CORPORATION, AS TENANT,
                                DATED JULY 31, 1996

SECTION XXXV. ADDENDUM

A. OPTION TO EXTEND. Provided that Tenant is not in default hereunder either at the date Tenant's notice of exercise is given or on the date the Additional Term (as defined below) would otherwise commence, Tenant shall have the option to extend the Term by one (1) additional period of three
     (3) years (the "Additional Term"). The Additional Term shall commence, if at all, on the day after the Expiration Date and shall continue through the third (3rd) anniversary of the Expiration Date specified in Section I. above (as amended pursuant to Section III. above, if applicable), subject to earlier termination as provided herein.

     Such option shall be exercised, if at all, by written notice to Landlord given at least nine (9) and no more than twelve (12) months prior to the Expiration Date of the initial Term. If Tenant is entitled to and gives notice in the manner and within the time set forth in this subsection A., then the Term shall be extended by the Additional Term, on all of the conditions set forth in this Lease for the original Term except as otherwise provided herein and except that:

     (1) Monthly Rental for the Additional Term shall be ninety-five percent (95%) of the fair market rental rate or rates for comparable (in terms of location, utility, age, appearance, and quality) buildings located within the general geographic location of the Project, as reasonably determined by Landlord. Landlord shall, upon receipt of Tenant's notice provided for above and at least six (6) months prior to the Expiration Date, notify Tenant in writing of its determination of the fair market rental rate or rates for the Additional Term. Within ten
          (10) days after such notice is given, Tenant may elect by written notice to Landlord either to (a) unequivocally accept such Monthly Rental as determined by Landlord for the Additional Term or (b) terminate this Lease as of the Expiration Date. Tenant's failure to make a written election strictly in accordance with the preceding sentence shall be deemed to be an acceptance of the Monthly Rental as determined by Landlord, EXCEPT that an equivocal acceptance of the Monthly Rental shall be deemed an election by Tenant to terminate the Lease as of the Expiration Date;

     (2) The provisions of Section III. and Exhibit C of this Lease shall not apply; and

     (3)  There shall be no further options to extend the Term.

B.   COMMON OPERATING COSTS

     (1) The Project consists of the Building and one other building, consisting in the aggregate of approximately 122,799 square feet of Rentable Area, together with surface parking, hardscaping and landscaping. Included in Common Operating Costs for the purposes of this Lease are the Building's proportionate share of "Project Operating Costs", which shall be the aggregate of all commercially reasonable costs and expenses payable by Landlord in connection with the operation and maintenance of the Common Areas of the Project (i.e., those areas of the Project which service both of the buildings within the Project), including, but not limited to, those items of costs and expenses set forth in clauses (a) through (o) of
          Section V.A. (3) of the Lease. Landlord may allocate one or more items included within Project Operating Costs between the buildings within the Project other than strictly pro rata based on their respective Rentable Area if Landlord determines in its sole but reasonable discretion that it is appropriate to do so in order to reflect usage of items or services included in Project Operating Costs.

     (2) Notwithstanding anything to the contrary in the Lease, Tenant's Proportionate Share of any and all costs of providing utilities to the Premises, Building and Project which are includable in Common Operating Costs in accordance with this Lease shall be payable by Tenant, commencing on the Lease Commencement Date and on the first day of each calendar month in the Term thereafter, without any deduction for the Base Operating Expense attributable to such utility costs. Accordingly, utility costs shall be excluded from the Base Operating Expense, and Tenant's Proportionate Share of all Common Operating Costs, other than utility costs, shall be determined by reference to the Base Operating Expense, as so reduced. Moreover, any costs of providing janitorial supplies to the Premises in excess of those allocable to standard premises within the Building or Project ("Excess Janitorial Costs") shall be estimated by Landlord based on information received from the provider of janitorial services for the Building. Tenant acknowledges that the Base Operating Expense attributable to janitorial services shall not be applied to Excess Janitorial Costs, but rather only to the costs of providing Building standard janitorial supplies and services and that, accordingly, the Excess Janitorial Costs shall not be included in Common Operating Costs for the purposes of this Lease, but shall be paid by Tenant as additional rent, commencing on the Lease Commencement Date and on the first day of each calendar month in the Term thereafter, without any deduction.

     (3) EXCLUDED ITEMS. Notwithstanding anything to the contrary in the Lease, the following shall be excluded or deducted from Common Operating Costs for the purpose of determining Tenant's Proportionate Share thereof:

          (a)  Any ground lease rental for the land underlying the Project;

          (b) Costs of capital repairs, improvements and equipment, except for those (i) acquired to reduce Common Operating Costs (amortized at an annual rate reasonably calculated to equal the amount of Common Operating Costs to be saved in each calendar year throughout the Term (as determined at the time Landlord elected to proceed with the capital improvement or acquisition of the capital equipment to reduce Common Operating Costs)), together with interest at the actual interest rate incurred by Landlord; or (ii) costs of capital tools not in excess of Ten Thousand Dollars ($10,000.00) in any twelve (12) month period; or (iii) required by applicable law not in effect or not applicable to the building as of the date of this Lease; or (iv) which are allocable to routine maintenance and/or repair (e.g., periodic replacement of Common Area carpeting and wall covering, resurfacing a parking lot, patching or repairing a roof, repairing or replacing a generator or condenser in or for an HVAC unit or system);

          (c) Costs incurred by Landlord for the repair of damage to the Building, to the extent (only) that Landlord is reimbursed by insurance proceeds;

          (d) Costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building, except that the foregoing shall not apply to any management office in the Building or to routine maintenance or repairs required to be made by Landlord to tenant area premises within the Building;

          (e) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and equipment purchased by Landlord to enable Landlord to supply services that Landlord might otherwise contract therefor with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles as applied to real estate, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

          (f) Marketing costs including leasing commissions and attorneys' fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

          (g) Costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles as applied to real estate, consistently applied, except as may be permitted in (b) above;

          (h) Costs incurred in providing services or other benefits to tenants of the Project which are not offered to Tenant or for which Tenant is charged directly;

          (i) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building that, but for such violation, would not be included in Common Operating Costs;

          (j) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building, to the extent the same exceeds the costs of such goods and/or services if rendered by unaffiliated third parties on a competitive basis;

          (k) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument secured by the Project;

          (l) Landlord's general corporate overhead and general and administrative expenses, except if and to the extent Landlord might otherwise contract with a third party for such services and the same would then be includable in Common Operating Costs;

          (m) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Project or wherever else Tenant is granted parking privileges and/or all fees paid to any parking facility operator (on or off site), if and to the extent (only) that Landlord is compensated therefor by revenue received by Landlord from such commercial concession and/or parking fees, as applicable;

          (n) Except for making repairs, performing maintenance or keeping permanent systems in operation while repairs are being made, and except if and to the extent the same reduces Common Operating Costs, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

          (o) Advertising and promotional expenditures, and costs of signs (other than lobby directory and common monument signage) in or on the Building identifying the owner of the Building or other tenants' signs;

          (p) Electric power costs incurred by a tenant for which such tenant directly contracts with the local public service company;

          (q) Services provided, income or payroll taxes attributable to, and costs incurred in connection with the operation of any retail, restaurant, or garage operation operated by Landlord in the Building, and any replacement garage or parking facility and any shuttle services, if and only to the extent that Landlord is compensated therefor by revenue received by Landlord from the operation;

          (r) Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any income tax or informational returns when due, except in connection with a tax protest filed by or on behalf of Landlord;

          (s) All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments without penalty or premium, shall be included in Common Operating Costs as if paid by Landlord in the maximum number of installments permitted by law, and only in the year in which the assessment or premium installment would be paid;

          (t) Costs for which Landlord has been compensated by a management fee;

          (u) Notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, costs of cleaning up and abating Hazardous Materials in or about the Building or Project; and

          (v) Costs of curing latent defects in Building structural elements, or in improvements installed by Landlord, to the extent reimbursed to Landlord under warranty.

C.   SECURITY DEPOSIT

     In addition to the cash portion of the Security Deposit described in
     Section I.L. of the Lease, Tenant shall deliver to Landlord, concurrently with the execution hereof, an irrevocable letter of credit in the amount of $566,105.00 (or, at Tenant's option, two separate letters of credit, one in the amount of $415,335.00 and the other in the amount of $150,770.00) from an independent financial institution selected by Tenant and acceptable to Landlord in the form of Exhibit "H" hereto (collectively (if applicable) the "Letter of Credit") as security for Tenant's full and faithful performance of its obligations and payment of amounts due pursuant to this Lease. The Letter of Credit shall be as available to Landlord as if the same were a cash security deposit made pursuant to Section VI. of the Lease. The Letter of Credit shall be renewed by Tenant annually, on or before its expiration date and, if Landlord does not receive an original replacement letter of credit at least three (3) business days prior to the expiration date of an expiring Letter of Credit, then Landlord shall have the right to draw the as-yet unexpired Letter of Credit in full; provided, however, that (i) in the absence of the occurrence, prior to the first
     (1st) anniversary of the Lease Commencement Date, of any event giving rise to Landlord's right to use, apply or retain all or any part of the security deposit pursuant to Section VI. of the Lease (herein, an "Event"), then Tenant's obligation shall be to renew the Letter of Credit in an amount equal to eighty percent (80%) of the amount in which it was originally issued (i.e., in an (aggregate, if applicable) amount of $452,884.00); (ii) in the absence of the occurrence of an Event prior to the second (2nd) anniversary of the Lease Commencement Date, then Tenant's obligation shall be to renew the Letter of Credit in an amount equal to sixty percent (60%) of the amount in which it was originally issued (i.e., in an (aggregate, if applicable) amount of $339,663.00); (iii) in the absence of the occurrence of an Event prior to the third (3rd) anniversary of the Lease Commencement Date, then Tenant's obligation shall be to renew the Letter of Credit in an amount equal to forty percent (40%) of the amount in which it was originally issued (i.e., in an (aggregate, if applicable) amount of $266,442.00); (iv) in the absence of the occurrence of an Event prior to the fourth (4th) anniversary of the Lease Commencement Date, then Tenant's obligation shall be to renew the Letter of Credit in an amount equal to twenty percent (20%) of the amount in which it was originally issued (i.e., in an (aggregate, if applicable) amount of $113,221.00); and (v) in the. absence of the occurrence of an Event prior to the original Expiration Date, then Tenant's obligation to renew the Letter of Credit shall terminate. The occurrence of an Event prior to any of the periods set forth above shall cause Tenant's obligation to provide the Letter of Credit pursuant to this Addendum Section to continue thereafter without the subsequent reductions set forth above. Notwithstanding the foregoing, any failure of Tenant to pay to Landlord the additional HVAC costs as required by subsection E. below, as a result of which Landlord successfully draws on the Letter of Credit, shall not constitute an "Event" within the meaning of the immediately preceding two sentences. If Tenant shall fail to cause any new and irrevocable Letter of Credit to be issued as required hereunder, then Landlord shall have the option to terminate this Lease, and such failure by Tenant shall be deemed an event of default by Tenant and shall be subject to all of the provisions of Section XX. of the Lease. Notwithstanding the foregoing, in the event that the total Tenant Allowance actually disbursed pursuant to EXHIBIT C to this Lease is less than $415,335.00, then the aggregate amount of the Letter of Credit required to be posted by Tenant hereunder (and, if two separate letters of credit are obtained as permitted above, then the letter of credit required to be obtained in the amount of $415,335.00) may be reduced by Tenant by an amount equal to the difference between $415,335.00 and the total Tenant Allowance actually disbursed (the "Unused Allowance"), and Tenant shall provide to Landlord a substitute Letter of Credit in the exact form of the original Letter of Credit required to be provided by Tenant hereunder except that the amount thereof shall be reduced by the Unused Allowance. As a condition precedent to Tenant's right to reduce the Letter of Credit by an amount equal to the Unused Allowance, the parties shall execute an amendment to this Lease in the form of EXHIBIT F hereto, reflecting such reduction in the amount of the Letter of Credit and in the subsequent percentage reductions described above.

D.   USE OF PREMISES/HAZARDOUS MATERIALS

     (1) In no event shall Tenant be permitted to install more than the number of work stations and/or desks in the Premises reflected in the Working Drawings approved by Landlord. By its approval of the number of work stations and/or desks for the Premises reflected in the Working Drawings approved by Landlord, Landlord is NOT approving, permitting, condoning or authorizing use by Tenant of in excess of 3.6 parking spaces per 1,000 square feet of usable area.

     (2) Notwithstanding anything to the contrary in Section VIII.B. of the Lease, as part of Landlord's obligations pursuant to Section X.A. Landlord shall be responsible to cause the Common Areas and the structural elements of the Premises to comply with laws and statutes which may be in effect and applicable to the Project, if, as and when such compliance is required by applicable governmental authorities. In addition, in the event any applicable governmental authority cites Tenant and/or Landlord for failure of Landlord's Work to comply with laws in


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

          effect, applicable to the Building and applied to Landlord's Work as a condition to issuance of a certificate of occupancy for the Premises, then Landlord shall be responsible to replace and/or repair such portions of Landlord's Work so as to cause the same to comply with such laws.

     (3) Landlord has disclosed to Tenant certain information regarding the presence (or lack thereof) of Hazardous Materials in or about the Project by delivery to Tenant of a copy of the Phase I Environmental Assessment Report dated January 19, 1994 prepared by Woodward-Clyde Consultants with respect to the Project (the "Report"), receipt and review of which Tenant acknowledges by its execution and delivery of this Lease. To the extent that the Report indicates the presence of Hazardous Materials which would require removal, remediation or adoption of an "OEM" plan, Tenant agrees to cooperate fully with Landlord in connection therewith and comply fully with the provisions of any such plan implemented by Landlord. Landlord shall, at its sole cost and expense (but subject to recovery as Common Operating Costs to the extent permitted hereby), comply promptly, if, as and when required by applicable governmental authorities, with all laws, rules, regulations and governmental requirements now in force or which may hereafter be in force, with respect to Hazardous Materials; provided, however, that Tenant shall, at its sole cost and expense, comply with its obligations under this Lease with respect to Hazardous Materials pursuant to Section VIII.C. of the Lease and/or this clause (3).

E.   SERVICE AND UTILITIES

     Access to the Premises, and, subject to Section IX. of the Lease, utility service, is available 24 hours a day, 365 days a year, in each case subject to the provisions of Section XXXIII.K. of the Lease. Landlord and Tenant acknowledge and agree that the Tenant Improvements to be performed in accordance with the Working Drawings to be approved by Landlord pursuant to EXHIBIT C are expected to include the installation of additional HVAC capacity in order to enable Landlord to provide HVAC service to the Premises and other premises within the Project in accordance with Project standards. Preliminary engineering indicates that up to 20 additional tons of capacity, via either 4 ton or 5 ton individual roof-mounted units or enhancements to the existing cooling plant (either of which will include modifications within the Premises as well), may be required. Tenant acknowledges and agrees that, except if and to the extent that the Tenant Allowance is available to cover the same, Tenant will be required to pay all costs, expenses and fees incurred by Landlord in designing, implementing and installing such additional capacity. Notwithstanding the foregoing, at Tenant's request, Landlord has agreed, on the terms and subject to the conditions set forth herein, to upgrade the HVAC capacity in phases, if, as and when the same becomes necessary, in Landlord's sole opinion. Without in any way limiting Landlord's discretion hereunder, Tenant acknowledges that a variety of factors are pertinent to Landlord's decision in this regard, including without limitation providing a comfortable and healthy temperature and air flow within the Premises and other premises in the Project and eliminating or reducing wear and tear on existing HVAC equipment, systems and/or plants. After completion of Landlord's Work (which may include implementation of some of the additional HVAC capacity referred to herein), Landlord may, in its sole discretion, determine that implementation of additional HVAC capacity or equipment as contemplated herein is necessary or desirable and, if Landlord does so, Landlord will provide to Tenant written notice of its intention to upgrade the HVAC capacity. Within fifteen (15) days after such notice is given, Tenant may, by written notice to Landlord, suggest modifications to the Premises and/or Tenant's operations therein which could eliminate or reduce the necessity for additional HVAC capacity. If and to the extent (only) that Landlord, in its sole discretion, accepts Tenant's proposed modifications as a full or partial solution to the problem(s) identified by Landlord, then Tenant shall, within forty-five (45) days from the date Tenant's notice is given to Landlord, implement the measures identified by Tenant and accepted by Landlord as curative (in whole or in part) of the problem(s) identified by Landlord. Notwithstanding that Landlord may have permitted Tenant to implement its suggestions rather than upgrading the HVAC capacity at any one or more points in time, in the event that Landlord thereafter determines, in its sole discretion, and whether or not the forty-five (45) day period described above shall have then expired, that the additional capacity has become necessary, then Landlord may proceed to upgrade the capacity as Landlord determines necessary or desirable. Tenant shall pay to Landlord, within thirty (30) days after Landlord's demand therefor, accompanied by documentary evidence supporting the amount requested, all costs, expenses, fees and other charges incurred by Landlord in connection with the design, implementation and/or installation of additional HVAC equipment or capacity pursuant to this subsection. If Tenant fails to pay any such amount to Landlord, Landlord may draw on the Letter of Credit an amount equal to the sum(s) so demanded by Landlord. In consideration of Landlord's agreement to phase in the additional HVAC capacity that Landlord believes is required for the Project, Tenant, on behalf of its employees, invitees and agents, hereby waives any and all claims of interference with Tenant's business, and all other claims, losses, liabilities, damages, costs, expenses or judgments arising from, pertaining to or in any way related to Landlord's phasing in, whether prior to or after the Lease Commencement Date, of the additional HVAC equipment or capacity as contemplated herein.

F.   PARKING

     Parking within the parking area adjacent to the Building (1) is currently provided at a ratio of 3.6 spaces for every 1,000 square feet leased and
     (2) is in common with other tenants of the Project. Notwithstanding the foregoing, out of the one hundred (100) spaces available for Tenant's use, Landlord will designate, for Tenant's use, up to ten (10) of the spaces allocable to the Premises as reserved spaces, six (6) of which shall be covered, all of which shall be in locations designated by Landlord, but Landlord shall have no obligation to monitor or enforce usage of such spaces by Tenant or other persons. Tenant may, at Tenant's sole cost and expense, and in a manner subject to Landlord's prior written approval, designate such reserved spaces as reserved for the use of Tenant. Initially, the six (6) covered reserved spaces shall be located on the lower level of the garage, but the location of such spaces shall be subject to change from time to time in Landlord's sole but reasonable discretion. During the Additional Term, if any, Landlord may charge for the use of parking stalls.

     Landlord and Tenant are both aware, as of the date hereof, that Tenant's proposed use of the Premises could present parking problems, particularly overcrowding, for the Project. Accordingly, if, in Landlord's sole and absolute discretion, Tenant's operations at the Premises are causing parking difficulties or problems, then if Tenant fails to cure such difficulties or problems to Landlord's satisfaction within five (5) days after Landlord first advises Tenant in writing thereof, at Tenant's sole cost and expense Landlord may implement such remedial measures as Landlord, in its sole discretion, determines to be necessary or desirable to alleviate the situation, including without limitation implementation of a valet service and/or parking attendants, installation of gates and/or implementation of a card-key system, all in an effort to control and/or restrict access to parking.

G.   SIGNAGE

     Subject to approval by applicable governmental authorities and to any approvals required to be obtained pursuant to the CC&Rs, Landlord will permit Tenant to erect one (1) sign on the Building facing the freeway approximately adjacent to the Building (the exact location of which shall be specified by Landlord) at Tenant's sole cost and expense, the contents, design, size, materials, location and method of application of which shall be subject to Landlord's prior written approval and any approvals required to be obtained pursuant to the CC&Rs for the Project, and shall be further subject to compliance with the CC&Rs, all applicable sign programs and other governmental requirements then in effect for the Project; provided, however, that Landlord's approval shall not be unreasonably withheld to Building signage of a quality, in terms of size, design, materials, location and method of application, comparable to that of Peregrine Systems Inc.'s building signage. Landlord shall also install, at Tenant's sole cost and expense (subject to Section 4 of EXHIBIT C hereto), one sign indicating Tenant's name (on a nonexclusive basis) on a new monument sign in front of the Building, the contents, design, size, materials, location and method of application of which shall be proposed by Tenant and shall be subject to Landlord's prior written approval and any approvals required to be obtained pursuant to the CC&Rs for the Project, and shall be further subject to compliance with such CC&Rs, all applicable sign programs and all other governmental requirements then in effect for the Project. In no event shall any failure or refusal of any governmental authority or a CC&R review board or its equivalent to approve any Building or monument signage constitute a default by Landlord hereunder and, upon any such failure or refusal, Landlord shall be discharged of any obligation to erect or permit erection of the disapproved sign. In the event that, during the initial Term of this Lease, Landlord grants to another tenant or occupant of the Project (who is not a sublessee, assignee, parent, affiliate or subsidiary of Tenant) signage rights on the monument sign contemplated to be erected pursuant to this subsection G., then, so long as Tenant is not otherwise in breach or default hereunder at the time recovery would otherwise be permitted hereunder, Tenant shall be entitled to recover the unamortized portion of the costs of erecting such monument sign included in the Tenant Allowance (if any), calculated by amortizing the costs of erecting the monument sign included in the Tenant Allowance (exclusive of the costs of placing Tenant's name thereon) over the initial Term on a straight-line basis, multiplying such amortization by the number of months remaining in the initial Term at the time the other tenant or occupant's name is added to such sign, and multiplying the product so obtained by a fraction, the numerator of which shall be the area of the sign devoted to such other tenant or occupant and the denominator of which shall be the area of the sign devoted to Tenant after such other tenant or occupant's name is added thereto. The foregoing shall apply only to the first tenant or occupant of the Project (other than Tenant) who is granted sign rights on the monument sign erected pursuant to this subsection G. and, at Landlord's sole option, either shall be applied as a lump-sum credit to the next Monthly Rental coming due under this Lease or shall be amortized evenly over the remaining initial Term of the Lease and Monthly Rental for the balance of the initial Term shall be reduced to reflect such credit.

     Tenant shall be solely responsible to insure all signage erected by Tenant pursuant to this subsection G. and to maintain all signage erected by Tenant in first-class condition at all times; provided, however, if Tenant fails to insure, repair or otherwise maintain any such signage within ten
     (10) days after request therefor by Landlord, Landlord may obtain insurance and/or perform any necessary repairs or maintenance for the account of Tenant, and any and all amounts incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord within ten (10) days after demand therefor as additional rent. Notwithstanding anything to the contrary in this Lease, upon the expiration or earlier termination of this Lease, Tenant shall be responsible for any costs incurred by Landlord for removing any signs installed by Landlord for Tenant and shall be further responsible, as to both cost and performance, for removing any signs installed by Tenant hereunder, in each case including the costs of returning the surface to which such signs were affixed to the condition they were in prior to such installation, including without limitation removal of any discoloration.

H.   CONDITION TO EFFECTIVENESS OF LEASE

     A condition to the effectiveness of this Lease is Landlord's review and approval of Tenant's financial statements. Accordingly, concurrently with or prior to the execution hereof, Tenant shall deliver to Landlord its financial statements as described in Section XXVI.B. of the Lease. Landlord's delivery to Tenant of a fully executed copy of this Lease shall constitute Landlord's approval of such financial statements.

I.   INTERPRETATION

     This Addendum is attached to and forms a part of the Lease. In the event of any inconsistency between the provisions of this Addendum and the balance of the Lease, the provisions of this Addendum shall control.

                                     EXHIBIT A
                             SITE PLAN FOR THE PROJECT










                                     EXHIBIT A

                                     EXHIBIT  B

                             FLOOR PLAN OF THE PREMISES







                                     EXHIBIT  B

                                     EXHIBIT C

                              CONSTRUCTION WORK LETTER
                            (Turn-Key, Tenant Allowance)

In connection with the Lease to which this Work Letter is attached and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1.   WORK SCHEDULE

Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the preparation and approval of all space plans and working drawings and for the planning and completion of the installation of tenant improvements to be constructed in the Premises (the "Tenant Improvements"). The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such schedule shall become the basis for completing the Tenant Improvements. If Tenant shall fail to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within three (3) business days after the date such Work Schedule is first received by Tenant, then Tenant shall be deemed to have approved such Work Schedule.

2.   SPACE PLANS AND WORKING DRAWINGS

     (a) SPACE PLANS. Tenant agrees to cooperate with Landlord's space planner and/or architect, who shall prepare detailed space plans for the Premises which shall include, but not be limited to, locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures, extraordinary floor loads and other special requirements. Tenant shall approve such space plans in writing within three (3) business days following receipt of the same from Landlord (the "Space Plan Approval Date"). If Tenant fails to so notify Landlord within such three (3) business days, Tenant shall be deemed to have approved such space plans. If Tenant timely notifies Landlord of any disapproval of the space plans, Tenant's notice of disapproval shall also set forth its reasons for disapproval and suggested revisions to the space plans in order to satisfy the concerns of Tenant,

     (b) WORKING DRAWINGS. Based upon the approved space plans (the "Space Plans") for the Premises, Landlord's architect and engineer shall prepare final working drawings of the Tenant Improvements. The working drawings shall include architectural, mechanical and electrical drawings for building standard work to be furnished by Landlord, as reasonably determined by Landlord. Landlord shall then submit such working drawings to Tenant for its review, and Tenant shall approve or disapprove any such drawings within three (3) business days after receipt thereof. If Tenant fails to so notify Landlord within such three (3) business days, Tenant shall be deemed to have approved such working drawings. If Tenant timely notifies Landlord of any disapproval of the working drawings, Tenant's notice of disapproval shall also set forth its reason for disapproval and suggested revisions to the working drawings in order to satisfy the concerns of Tenant.

     (c) CHANGES IN PLANS. Any changes requested by Tenant in the Space Plans, working drawings or other plans and specifications after approval thereof by Tenant shall be prepared by Landlord's architect and/or engineer at Tenant's sole cost and expense, and any excess costs of Tenant Improvements resulting from such changes shall also be at Tenant's sole cost and expense. Furthermore, Tenant shall be liable for any delays in completing the Tenant Improvements, if any, resulting from such changes.


                                     EXHIBIT C

3.   BUILDING PERMIT

After approval by Landlord and Tenant of the working drawings for the Tenant Improvements, Landlord shall submit the drawings to the appropriate governmental body for plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the working drawings necessary to obtain the building permit. After final approval of the working drawings (as so approved, the "Working Drawings"), no further changes thereto may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

4.   COST OF TENANT IMPROVEMENTS

Landlord shall pay the cost of the Tenant Improvements to be made pursuant to the Space Plans, up to the total amount (inclusive of all architectural, engineering, space planning, construction management, permitting and other fees of Landlord in connection therewith) of $15.00 per square foot of Rentable Area (the "Tenant Allowance"). In the event that the estimated costs of the Tenant Improvements exceed the Tenant Allowance, Landlord shall so notify Tenant, submitting such estimate and Landlord's calculation of the excess. Any changes in the Space Plans or Working Drawings shall be at Tenant's sole cost and expense, both as to professional fees and cost of materials and labor. Concurrently with implementing any changes in the Space Plans and/or Working Drawings requested by Tenant, Landlord shall prepare and submit to Tenant a written estimate of the cost required by the changes. In the event that the aggregate cost of the Tenant Improvements is less than the Tenant Allowance, Tenant may apply the balance towards the cost of monument signage described in
Section XXXV.G. of the Lease and, if any balance remains thereafter, to the next payments of Monthly Rental due under the Lease until such balance is exhausted.

Landlord may credit against the Tenant Allowance all costs incurred in connection with the Tenant Improvements, including without limitation costs of preparing the Space Plans and the Working Drawings, including fees of professionals such as space planners, architects and engineers, permit fees, construction management fees, profit and general conditions and other costs payable to Landlord's general contractor for the Tenant Improvements and all hard construction costs.

If Tenant approves any such estimate, it shall pay Landlord the full amount of such estimate within seven (7) days after receipt of the estimate. If Tenant shall fail to pay any estimate in full within such seven (7) day period, Tenant shall be deemed to have disapproved the estimate, and Landlord shall not proceed with the Tenant Improvements affected thereby. Landlord and Tenant shall thereafter cooperate to amend the plans and specifications for the Premises as necessary to obtain Tenant's approval of the cost of the Tenant Improvements of implementing the changes requested by Tenant; provided, however, that Tenant shall pay any costs resulting from such amendments and Tenant shall be liable for the delay in completing the Tenant Improvements and the increased costs in completing the affected Tenant Improvements, if any, resulting from such delay.

In the event the premises are a portion of a larger premises or any portion of the Premises is a portion of a larger premises, the Tenant Improvements shall include, and the Tenant Allowance shall be applied to cover, any and all costs and expenses, including professional and construction management fees, incurred or required to be paid by Landlord to reconstitute the premises of which the Premises (or a portion thereof) are a part as separate premises (including without limitation separation of HVAC and electrical and repair or replacement of wall and/or floor coverings or treatments). In addition, the cost of the changes requested by Tenant which are to be Paid by Tenant as set forth above shall include (i) the contractor's charges and (ii) a fee to defray Landlord's overhead and indirect costs in coordinating all work, which fee shall equal five percent (5%) of the total cost of construction of the additional work.


                                     EXHIBIT C,
                                    Page 2 of 4

Upon completion by Landlord of the Tenant Improvements, Landlord shall determine the actual final cost of the work for the Premises to be paid for by Tenant in accordance herewith and shall submit a written statement of such amount to Tenant. If the estimate previously paid by Tenant for such work exceeds the actual cost of such work, such excess shall be credited by Landlord against the next rental coming due under the Lease. If the actual cost of such work exceeds the estimate therefor previously paid by Tenant, then Tenant shall pay such excess in full within ten (10) days of receipt of Landlord's invoice therefor.

5.   CONSTRUCTION OF TENANT IMPROVEMENTS

After the Working Drawings for the Tenant Improvements have been approved by Tenant and Landlord and a building permit has been issued, Landlord shall cause its contractor to complete the Tenant Improvements in accordance with the approved plans, specifications and Working Drawings ("Landlord's Work"), subject to "Force Majeure" (as that term is defined in Section XXXIII.K. of the Lease). Landlord's contractor shall obtain three (3) competitive bids for each sub-trade included within the scope of Landlord's Work. However, and notwithstanding the foregoing, installation or construction of Tenant Improvements requested by Tenant after approval of Space Plans, or otherwise affected by such request, shall not commence until Tenant shall have approved the estimated cost thereof in accordance with Section 4 above. Landlord shall use reasonable efforts to secure completion of the Tenant Improvements on or before the target Lease Commencement Date set forth in Section I.G. of the Lease. Unless specified to the contrary herein, all Tenant Improvements shall be included in Landlord's Work.

6.   COMPLETION AND LEASE COMMENCEMENT DATE

If the Lease Commencement Date of the Lease as determined under Sections I.G. and III.C. of the Lease is delayed by any of the following, then the Lease Commencement Date of the Lease and the payment of rent shall be accelerated by the number of days of such delay:

     (a) Tenant's failure to approve or furnish Space Plans or Working Drawings or failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Work Schedule.

     (b) Delays of any nature within Tenant's control resulting from Tenant's decision to use any materials, finishes, or installations other than building standard.

     (c) Tenant's changes in the Space Plans, Working Drawings or other plans and specifications after the approval thereof by Tenant.

     (d) Delays in the construction of building standard work as a result of Tenant's failure to approve written estimates in accordance with Section 4.

     (e) Delays in Tenant obtaining any necessary governmental approvals or permits for Tenant's intended use of the Premises.

7.   FURNITURE AND TELEPHONE SYSTEM

Tenant acknowledges and agrees that Tenant is solely responsible, both as to performance and payment of costs, for "Tenant's Work", which includes obtaining, delivering and installing the Portable Sign and the Lettering, and obtaining, delivering and installing in the Premises all necessary or desired furniture, telephone equipment, telephone cabling (all telephone cabling provided by Tenant shall be teflon coated), telephone service, business equipment, art work and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Lease Commencement Date of the Lease nor the payment of rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items. Installation of all telephone, computer and other electronic wires and cables within the Premises and within the common ducts

                                     EXHIBIT C,
                                    Page 3 of 4
and shafts of the Building is subject to Landlord's prior approval and shall be performed in accordance with Landlord's reasonable rules and regulations. Tenant may enter the Premises, with Landlord's prior written consent, prior to Substantial Completion for the purpose of performing Tenant's Work so long as, in Landlord's sole but reasonable discretion, such early entry would not in any way interfere with the performance of Landlord's Work. Any such early occupancy shall be on all of the terms and conditions of this Lease except the obligation to pay Monthly Rental.

8.   FAILURE OF TENANT TO COMPLY

Any failure of Tenant to comply with any of the provisions contained in this EXHIBIT C, within the times for compliance herein set forth, shall be deemed a default pursuant to the Lease. In addition to the remedies provided to Landlord in this EXHIBIT C, upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in Section XX. DEFAULT and Section XXIV. ATTORNEYS' FEES of the Lease.

9.   AUTHORIZED APPROVALS

All approvals required pursuant to the terms of this Work Letter or requests for changes and modifications to the Space Plans, Working Drawings or any other matter relating to the construction of the Tenant Improvements shall be deemed given if approved or requested in writing by Tenant's Construction Representative, for Tenant.

     DESTRUCTION

If at any time prior to the completion of the Tenant Improvements a casualty occurs resulting in any damage or destruction of the partially completed Tenant Improvements or the Premises or Building, the terms and conditions of Section XVIII. DAMAGE AND DESTRUCTION of the Lease shall govern the rights and obligations of the parties.


                                     EXHIBIT C,
                                    PAGE 4 OF 4

                                     EXHIBIT D

                                    RENT SCHEDULE

                                 Monthly Rental        Monthly
                                 Rate (Per Sq. Ft.     Rental       Monthly
       Months                    of Rentable Area)*    Waiver **    Rental Payable*
       ------                    ------------------    ---------    ---------------
     1, 2, 13, 25                      $1.567          $43,926.14          $0.00

     3-12, 14-24                        1.567                0.00     $43,926.14

     26-30                              1.567                0.00     $43,926.14

     31 - Expiration Date               1.667                0.00     $46,729.34


* The Monthly Rental payable hereunder shall be adjusted by an amount equal to the Unused Allowance (as defined in Addendum Section XXXV.C.), by, at Landlord's sole election either applying the Unused Allowance as a credit to Monthly Rental next coming due under the Lease or amortizing the amount of the Unused Allowance over the number of months in the initial Term and reducing the Monthly Rental payable, and the Monthly Rental rate, accordingly. As a condition precedent to any such adjustment, the parties shall execute and deliver an amendment in the form of EXHIBIT F hereto. The Monthly Rental may be subject to adjustment pursuant to Addendum Section XXXV.G., on the terms and conditions and under the circumstances specified therein.

** Landlord hereby conditionally excuses Tenant from the payment of Monthly Rental during the months and in the amounts designated as "Monthly Rental Waiver" as specified above provided that Tenant shall pay all other charges under this Lease from and after the Lease Commencement Date and that Tenant shall not be in default in its obligations under this Lease. Should Tenant at any time during the Term be in default under the Lease and not cure such default within the cure periods provided in the Lease, then the total sum of such Monthly Rental so conditionally excused shall become immediately due and payable by Tenant to Landlord. If at the date of expiration of the Term, Tenant has not so defaulted, Landlord shall waive any payment of all such Monthly Rental so conditionally excused.

The term "Rentable Area" as used in the Lease shall mean:

     (1) As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant (hereinafter referred to as a "Single Tenant Floor"), Rentable Area shall be the entire area bounded by the inside surface of the four exterior glass walls (or the inside surface of the permanent exterior wall(s) where there is no glass) on such floor, including all areas used for elevator lobbies, corridors, special stairways, or elevators, restrooms, mechanical rooms, electrical rooms and telephone closets without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of the tenant of such floor together with a portion of the covered or enclosed common facilities which constitute a part of the Building and which are maintained by Landlord for the common benefit of all tenants of the Building which bears the same proportion to the total area of such common facilities as the Rentable Area of each Single Tenant Floor bears to the Rentable Area of the Building (excluding such common facilities), but excluding the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts.

     (2) As to each floor of the Building on which space is or will be leased to more than one tenant, Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls (or the inside surface


                                     EXHIBIT D
                                    Page 1 of 2
          of the permanent exterior wall(s) where there is no glass) of the
          Building bounding such premises, the exterior of all walls separating such premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such premises from other areas leased or to be leased to other tenants on such floor,
          (ii) that portion outside the Premises but within space intended for use or occupancy as premises by another tenant utilized by Tenant for wiring, ducts, vents or other requirements of Tenant's operation in the Premises, (iii) that portion of the covered or enclosed common facilities which constitute a part of the Building and which are maintained by Landlord for the common benefit of all tenants of the Building which bears the same proportion to the total area of such common facilities as the Rentable Area of such Premises bears to the Rentable Area of the Building (excluding such common facilities), and
          (iv) a pro rata portion of any area of the Building devoted to common features such as elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets, but excluding any area contained within the exterior walls of the Building for stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts.

     (3) For purposes of establishing the Monthly Rental, the Rentable Area of the Premises is deemed to be as set forth in Section I.E. above, and the Rentable Area of the Building is deemed to be 53,697 square feet. Prior to the Lease Commencement Date, and from time to time thereafter at Landlord's option, Landlord's architect shall determine and certify in writing to Tenant and Landlord the actual Rentable Area of the Premises and the Building, respectively, in accordance with the foregoing, which such determinations and certifications shall be conclusive and thereupon the Monthly Rental and Tenant's Proportionate Share shall be adjusted accordingly.


                                     EXHIBIT D
                                    Page 2 of 2

                                     EXHIBIT E

                               RULES AND REGULATIONS

                      ATTACHED TO AND MADE A PART OF THE LEASE

The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable modifications and additions hereto. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling. Landlord shall have the right to waive one or more rules for the benefit of a particular tenant in Landlord's reasonable discretion.

1. Except with the prior written consent of Landlord, no tenant shall conduct any retail sales in or from the Premises, or any business other than that specifically provided for in the Lease. There shall be no solicitation by Tenant of other tenants or occupants of the Building.

2. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but not limited to a provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to a tenant or its employees. If reasonably necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building. The term "personal goods or services vendors" means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by a tenant only for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoeshining services.

3. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any tenant or used by it for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, entrances, elevators, stairways, balconies, janitorial closets, and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord. The Common Areas of the Project, including the patios, are available for the use of all tenants and/or occupants of the Project in general and their respective employees and/or invitees, and no tenant shall have the right to exclude any other tenant or occupant of the Project, their employees or invitees, therefrom, without Landlord's prior written consent.

4. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any


                                     EXHIBIT E,
     breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees, or visitors, shall have caused it.

5. No sign, advertisement or notice visible from the exterior of the Premises or Building shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have given such consent at any time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord.

6. In order to maintain the outward professional appearance of the Building, all window coverings to be installed at the Premises shall be subject to Landlord's prior reasonable approval. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by Tenant. No awnings shall be permitted on any part of the Premises.

7. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them; or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority. Tenant shall not bring into, or permit or suffer in, the Building or the Project, any weapons or firearms of any kind.

8. No safes or other objects larger or heavier than the freight elevators of the Building are limited to carry shall be brought into or installed in the Premises. Landlord shall have the power to prescribe the weight, method of installation and position of such safes or other objects. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Landlord.

9. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for such purpose, but Tenant shall not cause unnecessary labor by reason of Tenant's carelessness and indifference in the preservation of good order and cleanliness.

10. No tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals, firearms or birds be kept in or about the Building. The Building is a non-smoking building. Smoking or carrying lighted cigars or cigarettes in any buildings


                                     EXHIBIT E,
     located in the Project, including the Building and the elevators of the Building, is prohibited.

11. Except for the use of microwave ovens and coffee makers for Tenant's personal use, no cooking shall be done or permitted by Tenant on the Premises or in or about the Project, nor shall the Building be used for lodging.

12. Tenant shall not use or keep in or about the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord.

13. If Tenant desires telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or other otherwise shall be made without directions from Landlord.

14. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all the keys of offices, rooms and toilet rooms, and security access card/keys which shall have been furnished such tenant or which such tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

15. No Tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises shall be subject to reasonable approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by those agents, clerks, employees or visitors, the damage shall have been caused.

16. No furniture, packages or merchandise will be received in the Building or carried up or down in the elevators, except between such Building hours and in such elevators as shall be designated by Landlord.

17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises, may be refused unless the person seeking access is known to the building watchman, if any, in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rule 3 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right but shall not be obligated to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

18. Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building and Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

19. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.


                                     EXHIBIT E,

     Landlord shall have the right to impose a charge for each key issued and for rekeying any lock or bolt on any door of the Premises.

20. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of those to be provided by Landlord under the Lease.

21. No bicycle, or shopping cart, or other vehicle or any animal shall be brought into the Premises or the halls, corridors, elevators or any part of the Building by Tenant.

22. Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant which in Landlord's opinion tends to impair the reputation of the Building or Project or their desirability for other tenants, and upon written notice from Landlord, Tenant will refrain from or discontinue such publicity.

23. Tenant shall not erect any aerial or antenna on the roof or exterior walls of the Premises, Building, or Project without the prior written consent of Landlord.


                                     EXHIBIT E,

                                     EXHIBIT F

                      CONFIRMATION OF LEASE COMMENCEMENT DATE,
                        LETTER OF CREDIT AND MONTHLY RENTAL

In connection with that certain Office Lease dated July __, 1996 between WCB II MORE Limited Partnership, as Landlord, and Newgen Results Corporation, as Tenant concerning the Premises located at Suite 300, 12680 High Bluff Drive, San Diego, California, Landlord and Tenant hereby agree as follows:

1. All initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Office Lease.

2. The Lease Commencement Date stated in Section I. of the Office Lease is amended to be _________, 19__, and the Expiration Date stated in
     Section I. is amended to be _________, 19__.

3. Landlord has satisfactorily complied with all requirements and conditions precedent to the commencement of the Term as specified in the Office Lease.

4. The Premises covered by the Office Lease and the tenant improvements therein have been fully completed as required, are in good condition, are ready for occupancy and have been accepted by Tenant.

5. Tenant has or shall commence paying Monthly Rental pursuant to the Office Lease on _________, 19__.

6. The total amount of the Tenant Allowance disbursed pursuant to EXHIBIT C to the Office Lease is $____________, and [THERE IS NO/THE AMOUNT OF THE) UNUSED ALLOWANCE [IS $____________]. [IF THERE IS AN UNUSED ALLOWANCE
     AMOUNT: IT IS HEREBY AGREED THAT (a) THE AMOUNT OF THE LETTER OF CREDIT DESCRIBED IN ADDENDUM SECTION XXXV.C. OF THE OFFICE LEASE MAY BE REDUCED BY TENANT IN ACCORDANCE WITH SUCH SUBSECTION C. TO $____________, IN THE AGGREGATE, AND (b) THE NUMBERS $452,884.00, $339,663.00, $266,442.00 AND
     $113,221.00 SET FORTH IN SUCH ADDENDUM SECTION ARE AMENDED TO READ, RESPECTIVELY, $ ____________, $ ____________, $ ____________, AND
     $____________. IN ACCORDANCE WITH EXHIBIT D TO THE OFFICE LEASE, THE AMOUNT OF THE UNUSED ALLOWANCE SHALL BE APPLIED AS A CREDIT TO MONTHLY RENTAL FOR [SPECIFY MONTH(S)] OR THE MONTHLY RENTAL PAYABLE UNDER THE OFFICE LEASE (OR THE MONTHLY RENTAL WAIVER, AS APPLICABLE) FOR THE FIRST THIRTY (30) MONTHS OF THE TERM IS AGREED TO BE $ ____________, AND THE MONTHLY RENTAL FOR THE LAST THIRTY (30) MONTHS OF THE TERM IS AGREED TO BE $ ____________.]

Dated effective this _________ day of ________ 199__



"TENANT"                                "LANDLORD"
NEWGEN RESULTS CORPORATION, a           WCB II MORE LIMITED PARTNERSHIP,
California corporation                  a Delaware limited partnership

                                        By:  WCB II MORE INCORPORATED,
By:                                          a Delaware corporation
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------
                                             By:
                                                ----------------------------
                                                  Brad E. Baker,
                                                  Senior Vice President

                                      [SAMPLE]


                                     EXHIBIT F

                                     EXHIBIT G

                                JANITORIAL SERVICES

OFFICE AREAS

Janitorial personnel will report to building management any breakage of Tenant's or Building property regardless of its nature. It will be the responsibility of the Janitorial Services contractor to enforce this. Landlord shall be responsible for the cost of all cleaning materials and for the cost of supplies for restocking, including without limitation all restroom supplies, all of which costs shall be included in Common Operating Costs.

DAILY

1. Empty all waste containers and remove to designated disposal areas. Replace liners as necessary.

2.   Thoroughly vacuum all carpeted areas.

3. Dust and wipe clean exposed areas on desks, counter tops, filing cabinets, office furniture, telephones, window ledges, and other horizontal surfaces with chemically treated cloths. Light feather dusting on areas that have items or paper work left on desk.

4.   Spot clean both sides of glass doors, sidelights and all interior glass.

5.   Sweep and/or spot damp mop all floors.

6. Remove spots and fingerprints on walls around doors, and by light switches. Polish door hardware.

7. Shut and lock all doors during the cleaning operation. Secure all suite doors and turn off lights when leaving,

8.   Remove all foreign matter from the floors (e.g., gum and tar).

9.   Empty all ash trays and damp wipe clean.

WEEKLY

1. Dust low ledges and up seven feet on high ledges, window sills and levelor blinds.

MONTHLY

1.   Vacuum upholstered furniture.

2.   Spot clean carpets.

3.   Dust levelor blinds and vertical cloth blinds.

4.   Mop, clean and buff hard surface floors. Scrub and wax all tile floors.

5.   Clean all baseboards.

6.   Wipe down both sides of suite entrance doors.

7.   Pick up chair pads, vacuum carpet thoroughly and/or wet mop and buff floor.


                                     EXHIBIT F

QUARTERLY

1.   Strip and refinish tile floors. (Monthly, if needed.)

2.   Window cleaning (exterior and interior).

TWICE PER YEAR

1.   Clean all air supply and return grilles.

LIGHT-FIXTURES

1.   Dust all light fixtures lenses, as necessary.

RESTROOMS

Daily

1.   Remove all waste to disposal area.

2.   Wet mop ceramic tile floor with disinfectant solution, remove all stains.

3. Clean wash basins and counter tops to remove soil, stains and soap film with a non-abrasive cleaner.

4. Clean and dry polish faucets, soap dispensers, napkin machines, napkin disposal units, towel and tissue dispensers and waste receptacles with a non-abrasive cleaner.

5. Restock handsoap, towels, tissue and sanitary products. Check soap dispensers for clogging and proper operation.

6.   Wash and polish mirrors and vanity shelves.

7. Wash all surfaces of stools and urinals with disinfectant solution as well as both surfaces of stool seats.

8.   Damp wipe low ledges, sills and stall partitions.

9.   Spot clean all walls, tile and vinyl.

10.  Dust and spot clean both sides of doors.

11.  Report any equipment malfunctions to building management.

MONTHLY

1.   Wash stall partitioning with disinfectant solution.

2.   Wash air supply and return grilles.

3.   Machine scrub ceramic tile floors.

4.   Thoroughly spot clean all tile walls and ceilings - on call, as needed.

5.   Clean all light fixtures - on call - as needed.


                                 EXHIBIT G, Page 2

ENTRANCE LOBBY, CORRIDORS, AND PUBLIC AREAS

DAILY

1.   Sweep and spot clean lobby floors.

2.   Vacuum and spot clean carpets where applicable.

3.   Vacuum entry vestibules and walk off mats.

4.   Clean directory board glass as necessary and dust frame.

5.   Clean and polish drinking fountains using a non-abrasive polish.

6.   Empty, strain sand, replenish when required and clean cigarette urns.

7. Clean lobby door frames sidelights, frames and polish with non-abrasive product. Spot clean both sides of all glass.

8.   Clean and polish entry door thresholds.

9.   Clean elevator call buttons.

10.  Properly treat granite floor in lobby area.

11. Dust corridor and stairwell doors and frames, base along corridors and remove all finger smudges from doors and door frames.

WEEKLY

1.   Clean window sills.

MONTHLY

1.   Clean Base, removing scuff marks.

2.   Clean air supply and return grilles.

TWICE PER YEAR

1.   Dust corridor and lobby walls, full height.

2.   Wash exit lights.

ELEVATORS

DAILY

1. Wash and dry polish both sides of doors to remove dust, hand prints, and stains, using non-abrasive cleaner.

2.   Vacuum and spot clean carpet.

3.   Dust ceiling panels and high ledges.

4.   Vacuum elevator door tracks.


                                 EXHIBIT G, Page 3

5.   Damp wipe and dry polish control panel.

6.   Elevator door tracks cleaned and polished.

WEEKLY

1.   Shampoo floor coverings, as necessary.

STAIRWELLS AND LANDINGS

DAILY

1.   Sweep and vacuum stairs and landings.

2.   Dust handrails and ledges.


                                 EXHIBIT G, Page 4

                                     EXHIBIT H

                              FORM OF LETTER OF CREDIT

                                 _____________ BANK

                    P.O. BOX   ___, _________, ________, _________



CABLE ADDRESS:___________                              TELEX NO.____________
SWIFT:_________

IRREVOCABLE TRANSFERRABLE STANDBY LETTER OF CREDIT NO. _____________________
                                                  Date:_______________, 19__
                                             Place of Issue:________________
                                        Date of Expiration:___________, 19__

Beneficiary

WCB II MORE LIMITED PARTNERSHIP
450 Newport Center Drive, Suite 304
Newport Beach, California 92660
Attention: Ronald A. Lack

Gentlemen:

We hereby establish our irrevocable Letter of Credit No. ________ in your favor for account of ________ ("Applicant") up to an aggregate amount of ________ Dollars (US$ ________) available by your drafts on us at sight to be accompanied by Beneficiary's signed statement that it is entitled to draw hereunder.

This letter of credit is transferrable and Beneficiary may transfer its interest herein to any transferee of Beneficiary's interest in that certain Lease dated________, 19__, between Beneficiary and Applicant.

Drafts must be presented to________ Bank not later than ________, 19__.

The address for presentation of drafts and accompanying documents shall be:

                                   __________________ Bank
                                   _______________________
                                   _______________________
                                   Attention:_____________


This credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400, We hereby agree with the drawers, endorsers and bona fide holders of the drafts under and in compliance with the terms of this credit that these drafts will be duly honored by the above drawee. All drafts must be marked; "Drawn under ________ Bank, Credit No. ________."


                                   Very truly yours,



                                   --------------------
                                   Authorized Signature


                                     EXHIBIT H

                                  EXHIBIT I
                       SUBORDINATION, NON-DISTURBANCE,
                           AND ATTORNMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of the ____ day of _________, 199__, by and between ___________________, a corporation ("Mortgagee"), and ___________________, a _______________ corporation ("Lessee").

                              R E C I T A L S :

     A. Mortgagee has provided an acquisition and development loan ("Loan") to ______________________, Owner/Lessor ("Borrower"), for the purpose of financing Borrower's acquisition and development of the ________________ in __________, ________________ and described in EXHIBIT A attached hereto and incorporated herein by reference (said real property and improvements being herein called the "Project"), such Loan being secured by a First Deed of Trust and Security Agreement dated __________________ and recorded in Volume _____, Page _____, ET SEQ., of the _____ Records of __________ County,
_____________ (the "Mortgagee"), constituting a lien or encumbrance on the Project; and

     B. Lessee is the holder of a leasehold estate in and to _______________ of ___________ of the Project, consisting of approximately
__________ usable square feet of space (the "Demised Premises"), under that Lease Agreement (the "Lease") dated __________________, executed by Borrower, as Landlord (Borrower being sometimes hereinafter called "Lessor"), and Lessee, as Tenant; and

     C. Lessee and Mortgagee desire to confirm their understandings with respect to the Lease and Mortgage.

                             A G R E E M E N T :

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Lessee and Mortgagee agree and covenant as follows:

     1. NON-DISTURBANCE. Mortgagee agrees that it will not disturb the possession of Lessee under the Lease upon any judicial or non-judicial foreclosure of the Mortgagee or upon acquiring title to the Project by deed-in-lieu of foreclosure, or otherwise, if the Lease is in full force and effect and Lessee is not then in default under the Lease, and that Mortgagee will accept the attornment of Lessee thereafter so long as Lessee is not in default under the Lease.

     2. ATTORNMENT. If the interests of Lessor in and to the Demised Premises are owned by Mortgagee by reason of any deed-in-lieu of foreclosure, judicial foreclosure,

                                  EXHIBIT I,
                                 Page 1 of 6
sale pursuant to any power of sale or other proceedings brought by it or by any other manner, including, but not limited to, Mortgagee's exercise of its rights under any assignment of leases and rents, and Mortgagee succeeds to the interest of Lessor under the Lease, Lessee shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extension thereof duly exercised by Lessee with the same force and effect as if Mortgagee were the Lessor under the Lease; and Lessee does hereby attorn to Mortgagee, as its lessor, said attornment to be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Mortgagee's succeeding to the interest of Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Mortgagee until Lessee receives written notice from Mortgagee that Mortgagee has succeeded to the interest of the Lessor under the Lease or otherwise has the right to receive such rents. The respective rights and obligations of Lessee and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if set forth in full herein.

     3. MORTGAGEE'S OBLIGATIONS. If Mortgagee shall succeed to the interest of Lessor under the Lease, Mortgagee, subject to the last sentence of this Paragraph 3, shall be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Mortgagee shall not be:

          (a) Liable for any act or omission of any prior lessor (including Lessor); or

          (b) Subject to the offsets or defenses which Lessee might have against any prior lessor (including Lessor); or

          (c) Bound by any rent or additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor), and all such rent shall remain due and owing, notwithstanding such advance payment; or

          (d) Bound by any security or advance rental deposit made by Lessee which is not delivered or paid over to Mortgagee and with respect to which Lessee shall look solely to Lessor for refund or reimbursement; or

          (e) Bound by any termination, amendment or modification of the Lease made without its consent and written approval.

Neither ____________________ nor any other party who from time to time shall be included in the definition of Mortgagee hereunder, shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own an interest in the Project. Nothing in this Agreement shall be construed to require

                                  EXHIBIT I,
                                 Page 2 of 6

Mortgagee to see to the Application of the proceeds of the Loan, and Lessee's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing the Loan. Lessee acknowledges that Mortgagee is obligated only to Borrower to make the Loan only upon the terms and subject to the conditions set forth in the Loan Agreement between Mortgagee and Borrower pertaining to the Loan. Lessee further acknowledges and agrees that neither Mortgagee nor any purchaser of the Project at foreclosure sale or any grantee of the Project named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Mortgagee or any such purchase or grantee, has or shall have any personal liability for the obligations of Lessor under the Lease; provided, however, that the Lessee may exercise any other right or remedy provided thereby or by law in the event of any failure by Lessor to perform any such material obligation.

     4. SUBORDINATION. The Lease and all rights of Lessee thereunder are subject and subordinate to the Mortgage and to any deeds of trust, mortgages, ground leases or other instruments of security which do now or may hereafter cover the Project or any interest of Lessor therein (collectively, the "Prior Encumbrances") and to any and all advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions of the Mortgage or of any of the Prior Encumbrances. This provision is acknowledged by Lessee to be self-operative and no further instrument shall be required to effect such subordination of the Lease. Lessee shall, however, upon demand at any time or times execute, acknowledge and deliver to Mortgage any and all instruments and certificates that in Mortgagee's judgement may be necessary or proper to confirm or evidence such subordination. If Lessee shall fail or neglect to execute, acknowledge and deliver any such instrument or certificate, Mortgagee may, in addition to any other remedies Mortgagee may have, as agent and attorney-in-fact of Lessee, execute, acknowledge and deliver the same and Lessee hereby irrevocably appoints Mortgagee as Lessee's agent and attorney-in-fact for such purpose. However, notwithstanding the generality of the foregoing provisions of this paragraph, Lessee agrees that Mortgagee shall have the right at any time to subordinate the Mortgage, and any such other mortgagee or ground lessor shall have the right at any time to subordinate any such Prior Encumbrances, to the Lessee on such terms and subject to such conditions as Mortgage or any such other mortgagee or ground lessor, may deem appropriate in its discretion.

     5. NEW LEASE. Upon the written request of either Mortgagee or Lessee to the other given at the time of any foreclosure, trustee's sale or conveyance in lieu thereof, the parties agree to execute a lease of the Demised
Premises upon the same terms and conditions as the Lease between Lessor and Lessee, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

     6. NOTICE. Lessee agrees to give written notice to Mortgagee of any default by Lessor or Borrower under the Lease not less than thirty (30) days prior to terminating the Lease or exercising any other right or remedy thereunder or provided by law. Lessee

                                  EXHIBIT I,
                                 Page 3 of 6
further agrees that it shall not terminate the Lease or exercise any such right or remedy provided such default is cured within thirty (30) days; provided, however, that if such default cannot by its nature be cured within thirty (30) days, then Lessee shall not terminate the Lease or exercise any such right or remedy, provided the curing of such default is commenced within such thirty (30) days and is diligently prosecuted thereafter. Such notices shall be delivered by certified mail, return receipt requested to:

          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------

     7. MORTGAGEE. The term "Mortgagee" shall be deemed to include __________ and any of its successors and assigns, including anyone who shall have succeeded to Lessor's interest in and to the Lease and the Project by, through or under judicial foreclosure or sale under any power or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise.

     8. ESTOPPEL. Lessee hereby certifies, represents and warrants to Mortgagee that:

          (a) That the Lease is a valid lease and in full force and effect. that there is no existing default in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default.

          (b) That the Lease has not been amended, modified, supplemented, extended, renewed or assigned, and represents the entire agreement of the parties;

          (c) That, except as provided in the Lease, Lessee is entitled to no rent concessions or abatements;

          (d) That Lessee shall not pay rental under the Lease for more than one (1) month in advance. Lessee agrees that Lessee shall, upon written notice by Mortgagee, pay to Mortgagee, when due, all rental under the Lease;

          (e) That all obligations and conditions under the Lease to be performed to date have been satisfied, free of defenses and set-offs; and

          (f) That Lessee has not received written notice of any claim, litigation or proceedings, pending or threatened, against or relating to Lessee, or with respect to the Demised Premises which would affect its performance under the Lease. Lessee has not received written notice of any violations of any federal, state, county or municipal statutes, laws, codes, ordinances, rules, regulations,


                                      EXHIBIT I,
                                     Page 4 of 6
     orders, decrees or directives relating to the use or condition of the Demised Premises or Lessee's operations thereon.

     9. MODIFICATION AND SUCCESSORS. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

     10. COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


MORTGAGEE:
                                                  ------------------------------

                                                  By:
                                                     ---------------------------
                                                                 Its
                                                     ------------   ------------


LESSEE:
                                                  ------------------------------
                                                  a
                                                  ------------------------------

                                                  By:
                                                     ---------------------------
                                                                 Its
                                                     ------------   ------------

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     This instrument was acknowledged before me on this _____ day of ________, 199___ by _________________________, a _______________, on behalf of said
_______________.

(SEAL)
                                                  ------------------------------
                                                  Notary Public in and for
                                                  the State of
                                                              ------------------

                                                  ------------------------------
                                                  Print name of notary


                                      EXHIBIT I
                                     Page 5 of 6

                                                  My Commission Expires:
                                                                        --------

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     This instrument was acknowledged before me on this _____ day of ________, 199___ by _________________________, a _______________, on behalf of said
_______________.

(SEAL)
                                                  ------------------------------
                                                  Notary Public in and for
                                                  the State of
                                                              ------------------

                                                  ------------------------------
                                                  Print name of notary

                                                  My Commission Expires:
                                                                        --------


                                      EXHIBIT I
                                     Page 6 of 6